                              OPERATING AGREEMENT


                                       OF


                              GRAND TUSAYAN, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY









                                October 8, 1998

                               TABLE OF CONTENTS

ARTICLE                                                              PAGE
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
   1      Definitions...............................................   1

   2      Organizational Matters....................................  12

   3      Capital Contributions.....................................  13

   4      Development Loan; Permanent Loan; Project Obligations.....  14

   5      Additional Capital Contribution...........................  17

   6      Allocation of Profits and Losses..........................  20

   7      Distributions.............................................  24

   8      Management and Control of the Company.....................  26

   9      Rights, Powers and Approval Rights of the Members.........  33

   10     Sale, Assignment or Transfer of Membership Interests......  38

   11     Dissolution Events........................................  41

   12     Accounting, Records, Reporting by Members.................  41

   13     Right of First Refusal....................................  43

   14     Option to Purchase Membership Interests...................  44

   15     Dissolution and Winding Up................................  47

   16     Indemnification and Insurance.............................  49

   17     Miscellaneous.............................................  49

EXHIBITS
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
   A      Legal Description of the Leased Premises
   B      Assignment of Development Property
   C      Assignment of Lease Agreement
   D      Development Plan and Budget
   E      Operating Plan and Budget
   F      Management Agreement

SCHEDULES
---------
   1      Names and Addresses of Members

                              OPERATING AGREEMENT
                                       OF
                              GRAND TUSAYAN, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

     THIS OPERATING AGREEMENT OF GRAND TUSAYAN, LLC, a Delaware limited liability company (the "Agreement"), is entered into this 8th day of October, 1998, and is to be effective as of the 4th day of November, 1997 ("Effective Date") by and between CANYON VENTURES, LLC, an Arizona limited liability company ("CV"), and EXCEL LEGACY CORPORATION, a Delaware corporation ("Legacy") (hereinafter collectively referred to as the "Members" or individually as the "Member").

                                   ARTICLE 1
                                  DEFINITIONS

     The Members acknowledge and agree that EDV previously assigned, transferred and conveyed all of its right, title and interest in and to the Master Lease, the Project, the Company Property and the Company to Legacy and that such assignment, transfer and conveyance took place subsequent to the date the Master Lease was entered into and executed and prior to the date of this Agreement. Notwithstanding the foregoing, It is the intention of the Members that this Agreement be deemed effective for all purposes as of November 4, 1997. Accordingly, for purposes of determining the Capital Contributions of Legacy, any sums expended by EDV shall be deemed to have been expended by Legacy. For example, (a) the Purchase Price and Closing Costs paid or satisfied by EDV on behalf of the Company shall be deemed to have been paid by Legacy; and (b) all Demolition Costs paid or satisfied by EDV on behalf of the Company shall be deemed to have been paid or satisfied by Legacy.

     When used in this Agreement, the following terms shall have the meanings set forth below:

     "ACC Deficit Amount" shall have the meaning ascribed to such term in
Section 5.4 hereof.

     "ACC Priority Distribution" shall mean a Distribution equal to twenty-five percent (25%) of the ACC Deficit Amount contributed to the Company by an Electing Contributing Member pursuant to Article 5 hereof.

     "ACC Priority Return" shall mean a twenty percent (20%) per annum compounded rate of return calculated on the ACC Deficit Amount contributed to the Company by an Electing Contributing Member pursuant to Article 5 hereof.

     "Act" shall mean the Delaware Limited Liability Company Act, codified at Title 6, Delaware Code, Sections 18-101, et seq., as the same may be amended from time to time.

     "Additional Capital Contribution" shall mean the total amount of cash and the agreed upon fair market value of any property contributed to the Company by any Member as such Member's Additional Capital Contribution pursuant to Article 5 hereof.

     "Additional Project Capital Improvements" shall mean any capital improvements, enhancements or additions to the Project which: (a) were not included within the Development Plan and Budget submitted to and approved by the lender under the Development Loan; (b) are approved by the Unanimous Vote of the Members; (c) do not constitute routine or normal repairs to or maintenance of existing capital improvements; and (d) are not replacements of existing capital improvements.

     "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account at the end of each Fiscal Year of the Company, after giving effect to the following adjustments:

            (a) Credit to such Capital Account any amounts which such Member is deemed obligated to restore in accordance with the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

            (b) Debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, and shall be interpreted consistently therewith.

     "Affiliate" shall mean any Person that, directly or indirectly, controls or is controlled by or is under common control with any other Person.

     "Agreement" or "Operating Agreement" shall mean this Operating Agreement of Grand Tusayan, LLC, as originally executed and as amended from time to time.

     "Apartments" shall mean the multi-family dwelling units located on the Leased Premises and used primarily as housing for employees of the Hotel, together with all other real and personal property, tangible and intangible, owned or leased by the Company and utilized in conjunction therewith.

     "Articles" shall mean the Articles of Organization for the Company originally filed with the Delaware Secretary of State, as amended from time to time.

     "Assignee" shall mean a Person who has acquired a beneficial interest (including, but not limited to, an Economic Interest), in one or more Membership Interests (or any permitted fractional interest therein), but who is not a Substituted Member.

     "Assignment of Development Property" shall mean that certain Assignment of Development Property, in the form attached hereto as Exhibit "B," and incorporated herein by reference. Pursuant to the Assignment of Development Property, all right, title and interest of CV, Charles T. Mace, Sr., and S. Michael Finney in and to the Development Property shall be assigned to the Company free and clear of any and all liens, liabilities and encumbrances.

     "Assignment of Lease Agreement" shall mean that certain Assignment of Lease Agreement, in the form of Exhibit "C," attached hereto and incorporated herein by reference.

     "Bona Fide Offer" shall mean an offer to purchase the Hotel received by the Company from an Unaffiliated Third Party.

     "Budgeted Development Costs" shall mean all Development Costs of the Company which are authorized pursuant to the Development Plan and Budget.

     "Budgeted Pre-Development Expenses" shall mean all Pre-Development Expenses of the Company which are authorized pursuant to the Development Plan and Budget.

     "Capital Account" shall mean, with respect to any Member, the account maintained for such Member in accordance with the following provisions:

            (a) Each Member's Capital Account shall be increased by such Member's Capital Contribution, such Member's distributive share of Profits, and the amount of any liabilities of the Company that are assumed by such Member or that are secured by any Property distributed to such Member and such Member is considered to have assumed or taken subject to under Section 752 of the Code;

            (b) Each Member's Capital Account shall be decreased by the amount of cash and the agreed upon fair market value of any Property distributed to such Member pursuant to the provisions of this Agreement, such Member's distributive share of Losses, and the amount of any liabilities of such Member that the Company is considered to have assumed or taken subject to pursuant to Section 752 of the Code;

            (c) In the event any Membership Interests in the Company are transferred in accordance with the terms of this Agreement, the Assignee shall succeed to the Capital Account of the Assignor, to the extent it relates to the transferred Membership Interests; and

            (d) In all other respects, the Company shall determine and maintain each Capital Account in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv).

     "Capital Contribution" shall mean the total amount of cash and the initial Gross Asset Value of any property (other than money) contributed to the Company by any Member as such Member's Original Capital Contribution and/or Additional Capital Contribution.

     "Certificate" shall have the meaning ascribed to such term in Subsection 9.5.1.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

     "Company" shall mean Grand Tusayan, LLC, a Delaware limited liability company.

     "Company Minimum Gain" shall have the meaning given such term in Section 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

     "Contributing Members" shall have the meaning ascribed to such term in
Section 5.4 hereof.

     "CV Purchase Notice" shall have the meaning ascribed to such term in
Section 14.5 hereof.

     "CV Purchase Price" shall have the meaning ascribed to such term in
Section 14.5 hereof.

     "Demolition Costs" shall mean any and all costs, fees and expenses incurred by Legacy and/or EDV on behalf of the Company and/or by the Company arising out of and in connection with tearing down, demolishing, leveling, removing, clearing and disposing of the improvements existing on the Leased Premises as of the Effective Date, subject to and in accordance with the Development Plan and Budget.

     "Depreciation" shall mean, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managers.

     "Development Approvals" shall mean any and all land use and development entitlements, permits and authorizations relating to the construction, development, improvement and operation of the Project.

     "Development Costs" shall mean any and all costs, fees and expenses incurred by Legacy and/or EDV on behalf of the Company and/or by the Company during the Development Stage arising out of and in connection with the planning, design, architecture construction and development of the Project which do not constitute Additional Project Capital Improvements.

     "Development Loan" shall have the meaning ascribed to such term in
Section 4.1(a)  hereof.

     "Development Plan and Budget" shall have the meaning ascribed to such term in Section 8.8 hereof. Following the approval by the Majority Interest of the Members of any Revised Development Plan and Budget, with respect to the applicable time period in question, all references in this Agreement to the Development Plan and Budget shall mean the Revised Development Plan and Budget.

     "Development Property" shall mean: (a) any and all land use and development entitlements, permits and authorizations, whether approved or in process, relating to the Leased Premises, including, without limitation, the Development Approvals; (b) utility hook-up rights, utility deposits and prepayments, water allocations, water rights, sewer capacity, density allocations and other similar rights or approvals regarding the Leased Premises and/or the Project; (c) all plans and specifications regarding the Project, whether finalized or in process; (d) all studies and reports regarding the Leased Premises, including, without limitation, all soils reports, environmental studies and reports, water studies and reports; all conditions of approval, maps, surveys and other related documents regarding the Leased Premises, whether finalized or in process; (e) any and all appraisals or other market studies concerning the Leased Premises and/or the Project, whether finalized or in process; (f) the Water Agreement; and (g) all other information regarding the Leased Premises and/or the Project in the possession or control of Charles T. Mace, Sr., S. Michael Finney and/or CV, whether finalized or in process.

     "Development Stage" shall mean the period of time commencing on the earlier of: (a) the date of recordation of the mortgage or deed of trust evidencing the Development Loan; or (b) the date of commencement of grading of the Leased Premises in connection with the development and construction of the Project pursuant to a grading permit issued by the applicable governmental authorities, and terminating upon the Project Completion Date.

     "Dissolution Event" shall have the meaning ascribed to such term in
Article 11 hereof.

     "Distribution" shall mean any cash or other property distributed, without consideration, to any or all of the Members with respect to their Membership Interests in the Company including, but not limited to, distributions of Net Cash, but shall not include the Management Fee or any other payments to the Members, the Managers or their Affiliates, for services rendered pursuant to the terms and conditions of this Agreement.

     "Economic Interest" shall mean a Member's or Economic Interest Owner's Percentage Interest in the Profits, Losses and Distributions of the Company pursuant to this Agreement and the Act, but shall not include any other rights of a Member including, without limitation, the right to vote or participate in management and/or any right to receive information concerning the business and affairs of the Company.

     "Economic Interest Owner" shall mean the owner/holder of an Economic Interest and who is not a Member.

     "EDV" shall mean ERT Development Corporation, a Delaware corporation, its successors and assigns.

     "Effective Date" shall mean November 4, 1997.

     "Electing Contributing Member" shall have the meaning ascribed to such term in Section 5.4 hereof.

     "Event of Default" shall have the meaning ascribed to such term in
Section 4.2 hereof.

     "Excess Development Costs" shall mean those Development Costs which: (i) are in excess of the aggregate amounts allocated to such items in the Development Plan and Budget; or (ii) were neither included nor contemplated in the Development Plan and Budget.

     "Excess Pre-Development Expenses" shall mean those Pre-Development Expenses which: (i) are in excess of the aggregate amounts allocated to such items in the Development Plan and Budget; (ii) were neither included nor contemplated in the Development Plan and Budget.

     "Fiscal Year" shall mean the Company's fiscal year, which shall be the calendar year.

     "Formation Costs" shall mean all costs, fees and expenses (including legal fees) paid or incurred by Legacy, EDV and/or the Company in connection with the formation of the Company, including, without limitation, all legal fees and expenses incurred in connection with the preparation and execution of this Agreement and all other documents, agreements and instruments to be entered into and executed in connection herewith.

     "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

            (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Managers, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 3.1 hereof shall be as set forth in such section;

            (b) The Gross Asset Values of all Company Property shall be adjusted to equal their respective gross fair market values (taking Code
Section 7701(g) into account, as determined by the Managers as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a DE MINIMIS Capital Contribution; (ii) the distribution by the Company to a Member of more than a DE MINIMIS amount of Company Property as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (i) and (ii) of this subsection shall be made only if the Managers reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

            (c) The Gross Asset Value of any item of Company Property distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such Asset on the date of distribution as determined by the Managers; and

            (d) The Gross Asset Values of Company Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (f) of the definition of "Profits" and "Losses" or Section 6.2.3 hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that an adjustment pursuant to subsection (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

     If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

     "Guaranty Fee" shall have the meaning ascribed to such term in Section
8.13.2 hereof.

     "Hotel" shall mean the Leased Premises, Phase I, Phase II, the Apartments, the Development Property, the Personal Property, and all other real and personal property, tangible and intangible, owned or leased by the Company and utilized in conjunction therewith.

     "Hotel Manager" shall mean the Person designated to manage the day to day operations of the Hotel. The initial Hotel Manager shall be Starship Management.

     "Improvements" means all buildings, structures, fixtures and other improvements now or hereafter located on the Leased Premises including, without limitation, all water control systems, utility lines and related fixtures and improvements, drainage facilities, landscaping, improvements, common areas, fencing, signs, lockers, restrooms, showers, roadways, walkways and parking facilities.

     "Insolvency" shall mean either: (a) when the Company, a Manager or a Member, as applicable: (i) has an order for relief entered with respect to it under Chapter 7 or Chapter 11 of the Federal Bankruptcy Law; (ii) makes a general assignment for the benefit of creditors; (iii) files a voluntary petition under the Federal Bankruptcy Laws; (iv) files a petition or answer seeking for the Company or that Mangers or Member, as applicable, any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code, any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Company or that Manager or Member, as applicable, in any proceeding of this nature; (vi) seeks, consents to or acquiesces the appointment of a trustee, receiver or liquidator of the Company or that Manager or Member, as applicable, or of all or any substantial part of the Company's or that Manager's or Member's, as applicable, properties; or (b) (i) ninety (90) days after the commencement of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code, any statute, law or regulation, the proceeding has not been dismissed; or (ii) if, within ninety (90) days after the appointment without the Company's or that Manager's or Member's, as applicable, consent or acquiescence of a trustee, receiver or liquidator of the Company or that Manager or Member, as applicable, or of all or any substantial part of the property or estate of the Company or that Manger or Member, as applicable, the appointment is not vacated or stayed or within ninety (90) days after the expiration of any such stay, the appointment if not vacated.

     "Leased Premises" means that certain parcel of real property located in Maricopa County, State of Arizona, the legal description of which is set forth on Exhibit "A" attached hereto and incorporated herein by reference, which the Company will lease from Red Feather Properties Limited Partnership, an Arizona limited partnership, pursuant to the terms of the Master Lease.

     "Leasehold Interest" means the leasehold interest created under the Master Lease, including all right, title and interest in and to the Leased Premises and the Improvements thereon, together with: (a) all easements, rights-of-way, development rights, entitlements, air rights and appurtenances relating or appertaining to the Leased Premises and/or the Improvements, if any; (b) all water rights applicable to the Leased Premises, if any; and (c) all sewer, septic and waste disposal rights and interests applicable or appurtenant to and/or used in connection with the operation of the Improvements.

     "Legacy" shall mean Excel Legacy Corporation, a Delaware corporation.

     "Legacy Affiliate" shall mean Excel Realty Trust, Inc., a Maryland corporation, ERT Development Corporation, a Delaware corporation, or any other Affiliate of Legacy now or in the future.

     "Legacy Purchase Price" shall have the meaning ascribed to such term in
Section 14.4 hereof.

     "Lender" shall have the meaning ascribed to such term in Section 4.1(a) hereof.

     "Majority Interest of the Members" shall mean the vote or written consent of Legacy.

     "Manager" or "Managers" shall mean the manager or managers appointed by the Members to manage the affairs and operations of the Company, in accordance with the terms and conditions of this Agreement. The initial Managers of the Company shall be Charles T. Mace, Sr., S. Michael Finney, Kelly D. Burt, Susan M. Wilson and S. Eric Ottesen.

     "Management Agreement" shall have the meaning ascribed to such term in
Section 8.13.1 hereof.

     "Management Fee" shall have the meaning ascribed to such term in Section
8.13.1 hereof.

     "Master Lease" shall mean that certain Lease Agreement, dated November 4, 1997, by and between Red Feather Properties Limited Partnership, an Arizona limited partnership, as the Lessor, and Legacy as the Lessee, which was assigned by EDV to Legacy pursuant to that certain Assignment of Ground Lease, dated March 12, 1998, by and between EDV, as the Assignor, and Legacy, as the Assignee, which Assignment of Ground Lease was recorded on March 30, 1998, as Instrument No. 98-09565.

     "Members" shall mean those Persons: (a) whose names appear on the signatory pages to this Agreement and those Persons who are subsequently admitted as Substituted Members in accordance with the terms and conditions of this Agreement; and (b) who have not subsequently died, resigned, withdrawn, been removed, become Insolvent, or if other than an individual, dissolved. "Member" shall refer to any one of the Members unless the context otherwise requires.

     "Member Non-Recourse Debt" shall have the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

     "Member Non-Recourse Debt Minimum Gain" means an amount, with respect to each Member Non-Recourse Debt, equal to the Company Minimum Gain that would result if such Member Non-Recourse Debt were treated as a Non-Recourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

     "Member Non-Recourse Deductions" shall have the meaning given such term in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Treasury Regulations.

     "Membership Interests" shall mean a Member's entire interest in the Company including, but not limited to, the Member's Economic Interest in the Company, the Member's right, if any, to vote on Company matters and/or participate in the management of the Company, the Member's right to receive information concerning the business and affairs of the Company, and all other rights, privileges, preferences and obligations granted to the Member.

     "Net Cash" shall mean, with respect to any fiscal period, all cash receipts of the Company from any source whatsoever, after deducting payments for Operating Expenses and any amounts set aside for the restoration, increase or creation of Reserves. "Net Cash" shall also include any amounts which the Managers designate (subject to the approval by the Majority Interest of the Members), as no longer necessary for the maintenance of Reserves. "Net Cash" shall also mean the surplus net proceeds (as may be determined by the Managers and subject to the approval by the Majority Interest of the Members), of any Development Loan, any Permanent Loan and/or any other loans obtained by the Company from time to time. There shall be excluded from the definition of Net Cash any portion of the Management Fee which is accrued and which is not paid to CV pursuant to the terms and conditions of Section 8.13.1(ii) hereof.

     "Non-Contributing Member" shall have the meaning ascribed to such term in Section 5.4 hereof.

     "Non-Contributing Member Deduction" shall have the meaning ascribed to such term in Section 6.1 hereof.

     "Non-Recourse Deductions" shall have the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations.

     "Non-Recourse Liability" shall have the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

     "Non-Transferring Member" shall have the meaning ascribed to such term in Section 10.7 hereof.

     "Notice" shall have the meaning ascribed to such term in Section 17.6 hereof.

     "Notice of Election Not to Close" shall have the meaning ascribed to such term in Section 14.4 hereof.

     "Occupancy Stabilization" shall mean the date which corresponds to three
(3) years following the Project Completion Date.

     "Operating Expenses" shall mean, with respect to any fiscal period, the amount of cash disbursed or expended by the Company in the ordinary course of operations during such period including, without limitation, all costs, fees and expenses incurred for advertising, marketing, promotion, property management, debt service payments, real and personal property taxes and assessments, capital improvements or replacements, insurance premiums, taxes, utilities, repairs and maintenance, legal, accounting, bookkeeping, audit, equipment use, telephone expenses, salaries and consulting fees, and direct expenses of Company employees, if any, and agents while engaged in Company matters. Operating Expenses shall include fees paid by the Company to any of the Members, or their Affiliates, permitted by this Agreement, including, without limitation, the Management Fee and the actual cost of goods, materials and administrative services used for or by the Company. Operating Expenses shall also include expenses in connection with preparing and mailing reports furnished to the Members for investor, tax reporting, federal security or other purposes; costs incurred in connection with any litigation in which the Company is involved, as well as the examination, investigation or other proceedings of a regulatory agency with jurisdiction over the Company, including legal and accounting costs, fees and expenses incurred in connection therewith.

     "Operating Losses" shall mean, with respect to any fiscal period during the Operations Stage, the amount determined by subtracting the Operating Expenses of the Company during such fiscal period from the Operating Revenue of the Company during such fiscal period. The Operating Losses, if any, of the Company shall be determined on a cash flow basis. For purposes of determining the amount of Operating Losses pursuant hereto, there shall be excluded from the definition of Operating Expenses: (a) any expenditures during the Operations Stage using proceeds from any insurance policy as a result of any claim filed by the Company (exclusive of amounts constituting business interruption and similar insurance); and (b) any expenditures during the Operations Stage utilizing proceeds from any Development Loan and/or any Permanent Loan.

     "Operating Plan and Budget" shall have the meaning ascribed to such term in Section 8.10 hereof. Following the approval by the Majority Interest of the Members of any Revised Operating Plan and Budget, with respect to the applicable time period in question, all references in this Agreement to the Operating Plan and Budget shall mean the Revised Operating Plan and Budget.

     "Operating Revenue" shall mean, with respect to any fiscal period during the Operations Stage, all revenue of the Company derived from operations of the Hotel, other than: (a) proceeds from any insurance policy as a result of any claim filed by the Company (exclusive of amounts constituting business interruption and similar insurance); and (b) proceeds from any Development Loan and/or any Permanent Loan.

     "Operations Stage" shall mean the period commencing on the date of termination of the Development Stage and continuing so long as the Company is the owner of the Hotel.

     "Option Notice" shall have the meaning ascribed to such term in Section
10.8 hereof.

     "Option to Purchase" shall have the meaning ascribed to such term in
Section 14.1 hereof.

     "Original Capital Contribution" shall mean the total amount of cash and the agreed upon fair market value of any property contributed to the Company by each Member as such Member's Original Capital Contribution pursuant to
Article 3 hereof.

     "OS Calendar Year(s)" shall have the meaning ascribed to such term in
Section 8.13.1(ii) hereof.

     "Parcel 3C Lease" shall mean that certain lease agreement that preceded the Master Lease, and which as originally executed between Red Feather Lodge, Inc., as Lessor, and Circle 4 Theaters, as Lessee, dated as of February 18, 1986.

     "Percentage Interest" shall mean the percentage of a Member set forth opposite each Member's name on Schedule "1" attached hereto and incorporated herein by reference, as the same may be modified from time to time pursuant to the terms and conditions of this Agreement.

     "Permanent Loan" shall have the meaning ascribed to such term in Section 4.1(b) hereof.

     "Person" shall mean any individual, partnership, trust, corporation, limited liability company, association or other legal entity.

     "Personal Property" shall mean: (a) any and all items of tangible personal property and fixtures owned or leased by the Company and/or used in conjunction with the Hotel, including, without limitation, machinery, equipment, furniture, furnishings, moveable walls or partitions, phone systems, computers or trade fixtures, maintenance equipment, office equipment or machines, and all other furniture, fixtures or equipment of every kind or nature located on or used in conjunction with the operation and/or maintenance of the Hotel, whether on or off-site, together with all warranties and guarantees associated therewith; and (b) all intangible personal property owned or possessed by the Company and used in conjunction with the ownership, operation, leasing, maintenance or management of the Hotel or the tangible personal property, including, without limitation, all goodwill attributable to the Hotel, any and all trade names, trademarks and copyrights, guarantees, general intangibles, business records, licenses, permits and approvals with respect to the ownership, operation or maintenance of the Hotel.

     "Phase I" shall mean the approximately one hundred twenty (120) room hotel, restaurant, entertainment center and related facilities to be constructed and developed by the Company on the Leased Premises pursuant to the Development Plan and Budget.

     "Phase II" shall mean the expansion of the hotel from one hundred twenty
(120) rooms to approximately two hundred twenty (220) rooms, together with the expansion of the restaurant, entertainment center and related facilities, subject to the approval by the Unanimous Vote of the Members.

     "Pre-Development Expenses" shall mean all costs, fees and expenses incurred by Legacy and/or EDV on behalf of the Company and/or by the Company during the Pre-Development Stage arising out of the normal day-to-day operations of the Company and in connection with securing the Development Approvals and the Development Loan, including, without limitation, all engineering, architectural, land planning, legal, accounting and other professional costs, fees and expenses incurred in connection with the foregoing.

     "Pre-Development Stage" shall mean the period of time commencing as of the Effective Date of this Agreement and terminating on the date of commencement of the Development Stage.

     "Priority Return" shall mean a twelve percent (12%) per annum compounded rate of return calculated based on the outstanding balance of the amount of any Original Capital Contribution and Additional Capital Contribution contributed by any Member to the Company from time to time. The Priority Return payable to each Member shall be calculated commencing as of the Effective Date and on the basis of a three hundred sixty-five (365) day year. Notwithstanding any provision in this Agreement to the contrary: (a) a Priority Return shall not accrue on any portion of the Original Capital Contribution of CV pursuant to Section 3.1(a) hereof; and (b) a Priority Return shall not accrue on any portion of the ACC Deficit Amount contributed by a Member to the Company pursuant to Section 5.4 hereof.

     "Profits and Losses" mean, for each taxable year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(i) of the Code shall be included in taxable income or loss), with the following adjustments:

            (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or shall reduce such taxable loss;

            (b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i)] and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or shall reduce such loss;

            (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsections (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

            (d) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

            (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

            (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

            (g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 6.2 or Section
6.3 hereof shall not be taken into account in computing Profits or Losses.

     The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 6.2 and 6.3 hereof shall be determined by applying rules analogous to those set forth in subsections (a) through (g) above.

     "Project" shall mean the construction and development of Phase I by the Company on the Leased Premises.

     "Project Completion Date" shall mean the date which corresponds to the last to occur of the following events: (a) the substantial completion of the construction and development of the Project in accordance with the Development Plan and Budget; and (b) the issuance of a certificate of occupancy or similar governmental approval for the Project.

     "Project Obligations" shall have the meaning ascribed to such term in
Section 4.2 hereof.

     "Property" shall mean the Leased Premises, the Project, the Development Property, the Personal Property, and all other real and personal property, tangible or intangible, acquired by the Company from time to time.

     "Purchase Price and Closing Costs" shall mean the purchase price and related closing costs, fees and expenses (including legal fees), paid or incurred by Legacy, EDV and/or the Company in connection with acquiring the Parcel 3C Lease and in connection with negotiating and entering into the Master Lease.

     "Regulatory Allocations" shall have the meaning ascribed to such term in
Section 6.3 hereof.

     "Remaining Members" shall have the meaning ascribed to such term in
Article 11 hereof.

     "Reserves" shall mean payments made or amounts allocated during any period to reserves which shall be maintained in amounts deemed sufficient by the Managers, subject to the approval by the Majority Interest of the Members, for Operating Expenses and for the Distributions to be made to the Members pursuant to Section 7.2 hereof.

     "Revised Development Plan and Budget" shall have the meaning ascribed to such term in Section 8.9 hereof.

     "Revised Operating Plan and Budget" shall have the meaning ascribed to such term in Section 8.11 hereof.

     "Right of First Refusal" shall have the meaning ascribed to such term in
Section 13.1 hereof.

     "Rules" shall have the meaning ascribed to such term in Section 17.12 hereof.

     "SEC Information" shall have the meaning ascribed to such term in
Section 4.2 hereof.

     "Starship Management" shall mean Starship Management, L.L.C., an Arizona limited liability company.

     "Substituted Member" shall mean any Person admitted to the Company as a Member pursuant to the provisions of this Agreement.

     "Tax Allocation" shall have the meaning ascribed to such term in Section
7.2.5 hereof.

     "Transfer" shall have the meaning ascribed to such term in Section 10.1 hereof.

     "Transferring Member" shall have the meaning ascribed to such term in
Section 10.7 hereof.

     "Treasury Regulations" shall mean the Regulations of the United States Department of the Treasury promulgated under the Code.

     "Unaffiliated Third Party" shall mean any Person who/that is not an Affiliate of any Member or Manager. Without limiting the foregoing, in no event shall any Legacy Affiliate be included within the definition of an Unaffiliated Third Party.

     "Unanimous Vote of the Members" shall mean the unanimous vote or written consent of all of the Members.

     "Water Agreement" shall mean that certain Hydro Resources Inc. Water System Connection, Access, and Purchase License Agreement, dated January 20, 1998, by and between Tom Mace dba The Grand Tusayan L.L.C. and
Hydro-Resources, Inc., an Arizona corporation, as the same may be amended from time to time.

                                 ARTICLE 2
                          ORGANIZATIONAL MATTERS

     2.1 FORMATION; CONVERSION. Pursuant to the Act, the Members have formed a Delaware limited liability company under the laws of the State of Delaware by filing the Articles with the Delaware Secretary of State and by entering into this Agreement. To the extent the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of any such provision, this Agreement shall, to the extent permitted by the Act, control. The Managers shall execute such further documents and take such further action as shall be appropriate or necessary to comply with the requirements of law for the formation and operation of a limited liability company.

     2.2    NAME.  The name of the Company is Grand Tusayan, LLC.

     2.3 CERTIFICATES. The Managers shall cause any fictitious name certificates and similar filings, and any amendments thereto, to be duly and promptly filed in the applicable public offices whenever necessary to comply with applicable law or when the Managers deem such action to be appropriate or advisable.

     2.4 TERM. The term of this Agreement shall be coterminous with the period of duration of the Company, as specified in the Articles, unless extended or sooner terminated as hereinafter provided.

     2.5    AGENT FOR SERVICE OF PROCESS/OFFICE LOCATION.

            (a) DELAWARE. The Company shall continuously maintain an office and registered agent in the State of Delaware, as required by the Act. The agent for service of process for the Company is CorpAmerica, Inc., or such other person or entity as the Managers may hereafter designate. The address of the principal office of the Company and the principal office for its registered agent in the State of Delaware shall initially be 30 Old Rudnick Lane, Dover, Delaware 19901, or such other place as the Managers may hereinafter designate.

            (b)      ARIZONA.  The Company shall continuously maintain an
office and registered agent in the State of Arizona.   The initial agent for
service of process for the Company in the State of Arizona is Charles T. Mace, Sr., or such other Person as the Managers may hereafter designate. The address of the principal office of the Company in the State of Arizona and the address of the Company's registered agent in the State of Arizona shall initially be 325 East Southern Avenue, Suite 115, Tempe, Arizona 85282, or such other place as the Managers may hereinafter designate.

     2.6 COMPANY PURPOSES. The Company has been formed for the following purposes: (a) to acquire, by way of assignment and contribution, the Master Lease with regard to the Leased Premises; (b) to secure all necessary Development Approvals in connection with the Project; (c) to construct and develop the Project on the Leased Premises in accordance with the Development Plan and Budget; (d) to operate the Hotel in accordance with the Operating Plan and Budget; (e) to hold the Hotel as a long-term capital investment; (f) to sell, lease, convey, transfer, exchange or otherwise dispose of the Hotel or portions thereof in accordance with the Operating Plan and Budget; and (g) to undertake all of the foregoing with the intention of deriving a profit therefrom.

                                    ARTICLE 3
                              CAPITAL CONTRIBUTIONS

     3.1 ORIGINAL CAPITAL CONTRIBUTION. The original capital contribution ("Original Capital Contribution") of each of the Members to the Company shall be as follows:

            (a) CV. As its Original Capital Contribution to the Company, CV shall: (i) concurrently with the execution of this Agreement, deliver to the Company two (2) counterpart originals of the Assignment of Development Property, duly executed by CV, Charles T. Mace, Sr. and S. Michael Finney, together with originals and copies of all items constituting the Development Property, free and clear of any and all liens, liabilities and encumbrances; (ii) undertake all actions necessary on behalf of the Company to secure all Development Approvals in connection with the Project; and (iii) oversee, supervise and manage the construction and development of the Project on behalf of the Company. In consideration for the Original Capital Contribution of CV as set forth in this Section 3.1(a), CV's Capital Account in the Company shall initially be credited with the sum of Three Hundred Fifty Thousand Dollars ($350,000.00).

     In consideration for the contribution by CV to the Company as set forth above, and undertaking all other obligations herein set forth, CV shall receive the Membership Interest in the Company allocated to CV pursuant to this Agreement.

            (b) LEGACY. As its Original Capital Contribution to the Company, Legacy shall concurrently with the execution of this Agreement, deliver to the Company two (2) counterpart originals of the Assignment of Lease Agreement, duly executed by Legacy. In addition to the foregoing, as part of its Original Capital Contribution to the Company, Legacy and/or EDV have previously paid or satisfied, on behalf of the Company, all of the Formation Costs of the Company. All Formation Costs paid or satisfied by Legacy and/or EDV on behalf of the Company shall be deemed to constitute a portion of Legacy's Original Capital Contribution to the Company. In consideration for the Original Capital Contribution of Legacy, Legacy's Capital Account in the Company shall initially be credited with: (i) the sum of Two Million Nine Hundred Ten Dollars ($2,000,910.00), which sum equals the Purchase Price and Closing Costs paid or incurred by Legacy and/or EDV on behalf of the Company; and (ii) the amount of all Formation Costs paid or satisfied by Legacy and/or EDV on behalf of the Company. The Priority Return with respect to Legacy's (and EDV's) Original Capital Contribution to the Company (the assignment of the Master Lease pursuant to the Assignment of Lease Agreement), shall be deemed to commence to accrue as of the Effective Date. The Priority Return with respect to the Formation Costs shall be deemed to accrue as of the date such Formation Costs were paid or satisfied by Legacy and/or EDV.

     In consideration for the contribution by Legacy to the Company as set forth above, and undertaking all other obligations herein set forth, Legacy shall receive the Membership Interest in the Company allocated to Legacy pursuant to this Agreement.

     It is the intention of the Members that the Original Capital
Contributions of the Members to the Company shall have been deemed to be made in accordance with the provisions of Section 721 of the Code.

     3.2 CAPITAL ACCOUNTS. There shall be established for each Member a single Capital Account, regardless of the class or classes of Membership Interests held or owned by such Member or when or how such Membership Interests were obtained, which Capital Account shall be maintained and adjusted in accordance with the provisions of Article 1 of this Agreement.

     3.3 INTEREST/NO RIGHT TO WITHDRAW CAPITAL. Other than the ACC Priority Return and the Priority Return, no Member shall be entitled to receive interest on such Member's Capital Contribution. Although the Managers may cause the Company to make Distributions to the Members from time to time, no Member shall have the right to demand a return of all or any portion of such Member's Capital Contribution.

                                    ARTICLE 4
              DEVELOPMENT LOAN; PERMANENT LOAN; PROJECT OBLIGATIONS

     4.1    DEVELOPMENT LOAN AND PERMANENT LOAN.

            (a) DEVELOPMENT LOAN. It is the intention of the Members and the Company to secure a Development Loan which will cover all or substantially all of the anticipated Budgeted Development Costs ("Development Loan"). The Development Loan may take the form of traditional bank construction financing, a "mini-perm" construction/permanent loan, or other comparable financing. It will be the responsibility of Legacy to take the lead role in connection with locating the Development Loan for the Project and it will be the responsibility of CV to assist Legacy in the preparation of all loan packages and submissions in connection therewith. In conjunction with securing the Development Loan, to the extent required by the applicable lender under the Development Loan ("Lender"): (i) Legacy hereby agrees to and shall execute and deliver to the Lender any and all guarantees of the financial obligations of the Company under the Development Loan; and (ii) CV hereby agrees to and shall execute and deliver, and shall also cause Charles
T. Mace, Sr., and S. Michael Finney to execute and deliver, to the Lender, any and all completion guarantees required by Lender in conjunction with the Development Loan. Notwithstanding the foregoing: (A) in no event shall Legacy or any Legacy Affiliate be required to furnish any completion guarantees required in conjunction with the Development Loan, other than the financial guarantees contemplated in Section 4.1(i) above; and (B) in no event shall CV, Charles T. Mace, Sr., nor S. Michael Finney be required to furnish any guarantees of the financial obligations of the Company under the Development Loan, other than the completion guarantees contemplated in
Section 4.1(ii) above. In the event Legacy is required to furnish any guaranty with respect to the financial obligations of the Company under the Development Loan, Legacy shall be entitled to receive the Guaranty Fee set forth in Section 8.13.2 hereof.

     The Members acknowledge and agree that: (Y) as of the date of this Agreement, Phase I has been substantially completed and is generally open for business; (Z) in lieu of a Development Loan, the Members elected to construct and develop Phase I and Legacy agreed to pay all Demolition Costs, Pre-Development Expenses and Development Costs incurred in connection therewith, as more fully described in Sections 5.1 and 5.2 below. Based on the foregoing, with respect to Phase I only, neither CV, Charles T. Mace, Sr., nor S. Michael Finney shall have any obligation to furnish the completion guarantees contemplated in Section 4.1(ii) above.

            (b) PERMANENT LOAN. Following the Project Completion Date, it is the intention of the Members and the Company to secure one or more permanent loans (the "Permanent Loan") with respect to the Hotel. It will be the responsibility of Legacy to take the lead role in connection with locating the Permanent Loan and it will be the responsibility of CV to assist Legacy in the preparation of all loan packages and submissions in connection therewith. In conjunction with securing the Permanent Loan, to the extent required by the applicable Lender under the Permanent Loan, Legacy hereby agrees to and shall execute and deliver to the Lender any and all guarantees of the financial obligations of the Company under the Permanent Loan. In the event Legacy is required to furnish any guaranty with respect to the financial obligations of the Company under any Permanent Loan, Legacy shall be entitled to receive the Guaranty Fee set forth in Section 8.13.2 hereof.

     4.2 PROJECT OBLIGATIONS. Pursuant to Section 3.1(a) hereof, CV is hereby obligated to: (i) undertake all actions necessary on behalf of the Company to secure all Development Approvals in connection with the Project;
(ii) oversee, supervise and manage the construction and development of the Project on behalf of the Company; and (iii) perform all other duties and obligations to be performed by CV in accordance with the terms and conditions of this Agreement, the Development Plan and Budget and the Operating Plan and Budget (collectively, the "Project Obligations").

     CV hereby acknowledges that Legacy is required to file various reports and other information with the Securities and Exchange Commission and other regulatory agencies. Accordingly, CV hereby acknowledges and agrees that the duties and obligations of Starship Management, in its capacity as the Hotel Manager pursuant to the Management Agreement, shall include the obligation to timely provide to Legacy any and all books of account, records, balance sheets, income statements, finance statements and all other reports and information that may be requested from time to time by Legacy, all of which shall be in form and content satisfactory to Legacy ("SEC Information"). All SEC Information requested by Legacy shall be delivered by Starship Management, in its capacity as Hotel Manager, to Legacy on or before the twelfth (12th) calendar day of each month during the term of the Management Agreement.

     CV hereby acknowledges and agrees that a material part of the consideration for Legacy entering into this Agreement and undertaking the obligations of Legacy hereunder is the covenant and agreement of CV to perform the Project Obligations on behalf of the Company in a timely manner. CV further acknowledges and agrees that the failure of CV to timely perform each and every one of the Project Obligations may or will have a material adverse impact on Legacy and the Company. CV further acknowledges and agrees that the failure of Starship Management, in its capacity as Hotel Manager, to timely deliver to Legacy the SEC Information will have a material adverse impact on Legacy. Accordingly, the occurrence of one or more of the following events shall constitute an event of default by CV under this Agreement ("Event of Default"):

            (a) The failure of the Company to secure all of the necessary Development Approvals for the Project on or before the expiration of nine (9) months after the Effective Date of this Agreement.

            (b) The failure of the Company to substantially complete the construction and development of the Project on or before the expiration of one (1) year after the date the Company secures all of the Development Approvals for the Project.

            (c) The failure of CV to timely perform and satisfy any of the other Project Obligations (including, without limitation, the duty and obligation of the Managers designated and appointed by CV pursuant to Section
8.2 hereof to prepare the Revised Development Plan & Budget and the Revised Operating Plan and Budget pursuant to Sections 8.9 and 8.11, respectively), other than those obligations specifically identified in clauses (a) and (b) above, in accordance with this Agreement, the Development Plan and Budget and/or the Operating Plan and Budget; provided, however, CV shall not be deemed to be in default of this Agreement if: (i) in the event the default is a monetary default and CV cure such monetary default within five (5) calendar days after receipt of written notice from the Company of such monetary default; or (ii) in the event the default is a non-monetary default and CV cure such non-monetary default within thirty (30) calendar days after receipt of written notice from the Company of such non-monetary default; provided, however if such non-monetary default cannot reasonably be cured within such thirty (30) calendar day period, CV shall not be deemed to be in default of this Agreement, the Development Plan and Budget, and/or the Operating Plan and Budget if CV commences to cure such non-monetary default within such thirty (30) calendar day period, and thereafter diligently pursues the same to completion.

            (d) The death or permanent disability of Charles T. Mace, Sr., prior to the Project Completion Date; provided, however, the death or permanent disability of Charles T. Mace, Sr., shall not constitute an Event of Default pursuant to this Section 4.2(d) in the event Charles T. Mace, Jr. (the son of Charles T. Mace, Sr.): (i) becomes the owner and successor of the Membership Interests of Charles T. Mace, Sr., in CV; and (ii) covenants and agrees in writing with the Company to perform all of the duties and obligations which Charles T. Mace, Sr., would have performed on behalf of CV for the benefit of the Company.

            (e)      The dissolution of CV.

            (f) The commission of any act of fraud, intentional deceit or moral turpitude by CV, Starship Management, Charles T. Mace, Sr. and/or S. Michael Finney, arising out of, relating to and/or in connection with, the Company, the Project and/or the Hotel.

            (g) During the time period in which Starship Management is serving as the Hotel Manager, the failure of Starship Management, in its capacity as the Hotel Manager, to timely prepare and deliver to Legacy full, complete and accurate SEC Information requested by Legacy on or before the twelfth (12th) calendar day of each month during the term of the Management Agreement.

     Upon the occurrence of one or more Events of Default as described in Sections 4.2(a) through (f) hereof, the following events shall automatically take place: (A) Charles T. Mace, Sr., and S. Michael Finney (or the Persons nominated to serve as Managers by Charles T. Mace, Sr., and/or Michael Finney pursuant to Section 8.2 hereof) shall be removed as Managers of the Company pursuant to Section 8.4(e) hereof, and Legacy shall thereafter at all times have the right to appoint successor Managers pursuant to Section 8.7 hereof; and (B) the Management Agreement shall automatically terminate. In connection with any termination of the Management Agreement, Starship Management shall be removed as the Hotel Manager under the Management Agreement and Starship Management shall have no further right to receive any portion of the Management Fee. Thereafter, Legacy shall have the right to appoint itself, any Legacy Affiliate or any other Person as the successor Hotel Manager and such Person (including Legacy or any Legacy Affiliate) shall be entitled to receive the Management Fee.

     Upon the occurrence of an Event of Default as described in Section 4.2(g) hereof, as its sole and exclusive remedy, the following monetary penalties will automatically be imposed upon CV (without the requirement of any notice or other action on the part of the Company or Legacy): (i) in the event the SEC Information is not delivered to Legacy on or before the fifteenth (15th) day of the applicable calendar month, a penalty of Ten Thousand Dollars ($10,000.00) shall be imposed against CV with respect to such occurrence; and (ii) for each day after the fifteenth (15th) day of the month in which the SEC Information is not delivered to Legacy (including, without limitation, the day upon which the SEC Information is actually delivered to Legacy), an additional late penalty of One Thousand Dollars ($1,000.00) per day shall be imposed against CV.

     CV hereby acknowledges and agrees that it would be extremely difficult or impossible to estimate the damages to be suffered by Legacy in the event Starship Management, in its capacity as Hotel Manager, fails to timely deliver to Legacy the required SEC Information. CV further acknowledges and agrees that Starship Management is an Affiliate of CV and that CV directs and controls the operations of Starship Management. Accordingly, CV hereby acknowledges and agrees that the late penalties set forth in this Section 4.2(g) are a reasonable estimate of the damages to be incurred by Legacy as a result of Starship Management's failure to timely deliver to Legacy the required SEC Information. The late penalties contemplated in this Section 4.2(g) are due and payable by CV to Legacy on the date incurred. In the event CV fails to timely pay to Legacy the entire amount of any late penalties imposed pursuant to this Section 4.2(g), all such unpaid amounts shall bear interest at the rate of twelve percent (12%) per annum compounded annually. Without in any way constituting a limitation on the remedies available to Legacy, in the event CV fails to timely pay to Legacy the entire amount of any late penalties imposed pursuant to this Section 4.2(g), together with any interest accrued thereon, following the receipt of written notice from Legacy, the Managers shall cause all Distributions of Net Cash (which would have otherwise been distributed to CV in accordance with the terms and conditions set forth in this Agreement), to be paid to Legacy until such time as Legacy has received all amounts owing to Legacy pursuant to this
Section 4.2(g).

                                    ARTICLE 5
                         ADDITIONAL CAPITAL CONTRIBUTIONS

     5.1 ADDITIONAL CAPITAL CONTRIBUTIONS -- PRE-DEVELOPMENT STAGE. In the event additional funds are required during the Pre-Development Stage to pay or otherwise satisfy the Pre-Development Expenses of the Company, the provisions of this Section 5.1 shall govern.

            5.1.1 BUDGETED PRE-DEVELOPMENT EXPENSES. During the Pre-Development Stage, Legacy shall be obligated to contribute to the Company the amount of additional capital required to pay or otherwise satisfy all Budgeted Pre-Development Expenses of the Company; provided, however, in no event shall Legacy be required to contribute to the Company an amount of additional capital in excess of the Budgeted Pre-Development Expenses set forth in the Development Plan and Budget.

            5.1.2 EXCESS PRE-DEVELOPMENT EXPENSES. In the event additional capital is required by the Company during the Pre-Development Stage to pay or otherwise satisfy any Excess Pre-Development Expenses of the Company, then CV shall be obligated to contribute to the Company the amount of additional capital necessary to pay or satisfy such Excess Pre-Development Expenses. CV shall contribute to the Company the amount of such additional capital required pursuant to this Section 5.1.2 within thirty (30) calendar days following the receipt by CV of written notice from the Managers specifying the need for the additional capital to pay or otherwise satisfy such Excess Pre-Development Expenses. In the event CV fails to contribute to the Company the amount of such Excess Pre-Development Expenses within such thirty (30) calendar day period as its sole and exclusive remedy, Legacy may elect to characterize such Excess Pre-Development Expenses as an ACC Deficit Amount and contribute then same to the Company pursuant to Section 5.4 hereof and, in such a case, CV shall be subject to the Non-Contributing Member Deduction set forth in Section 6.1 hereof.

            5.1.3 DEMOLITION COSTS. During the Pre-Development State, Legacy shall be obligated to contribute to the Company the amount of additional capital required to pay or otherwise satisfy all Demolition Costs of the Company; provided, however, in no event shall Legacy be required to contribute to the Company an amount of additional capital in excess of the budgeted amount of Demolition Costs set forth in the Development Plan and Budget.

     The Members acknowledge and agree that: (a) as of the date of this Agreement, Phase I has been substantially completed and is generally open for business; (b) in lieu of a Development Loan, all Pre-Development Expenses with respect to Phase I and all Demolition Costs were paid or satisfied by Legacy; (c) all such Pre-Development Expenses and all Demolition Costs paid or satisfied by Legacy shall be deemed to constitute a portion of Legacy's Additional Capital Contribution to the Company pursuant to this Section 5.1;
(d) the Priority Return with respect to such Pre-Development Expenses and Demolition Costs shall be deemed to commence to accrue as of the date such Pre-Development Expenses and Demolition Costs were paid or satisfied by Legacy; and (e) based on the foregoing, with respect to Phase I only, CV shall have no obligation to contribute to the Company any Additional Capital Contribution pursuant to this Section 5.1.2.

     5.2 ADDITIONAL CAPITAL CONTRIBUTIONS -- DEVELOPMENT STAGE. In the event additional funds are required during the Development Stage to carry on the business of the Company pursuant to the Development Plan and Budget, pursuant to the Operating Plan and Budget and/or pursuant to the terms and conditions of this Agreement, the provisions of this Section 5.2 shall govern.

            5.2.1 BUDGETED DEVELOPMENT COSTS. During the Development Stage, the Company shall use the proceeds from the Development Loan to pay or otherwise satisfy all Budgeted Development Costs of the Company. In the event there is no Development Loan, or if there is a Development Loan but there are insufficient funds from the Development Loan to pay or otherwise satisfy all Budgeted for Development Costs and additional capital is required by the Company to pay or otherwise satisfy such Budgeted Development Costs, the Managers shall: (i) first, negotiate with the Lender for an amendment to the applicable loan documents to secure an increase in the amount of the Development Loan, subject to the approval of the Majority Interest of the Members; (ii) second, seek additional financing from alternate construction lenders, subject to the approval of the Majority Interest of the Members; and/or (iii) third, give written notice to Legacy, setting forth the Manager's determination of the need for additional capital to pay or otherwise satisfy the remaining Budgeted Development Costs. Within thirty (30) calendar days following receipt by Legacy of such notice, Legacy shall contribute to the Company the amount of additional capital required pursuant to this Section 5.2.1.

            Notwithstanding the foregoing, in conjunction with, or in lieu of, the Development Loan, Legacy may elect, in its sole and absolute discretion, to advance or contribute to the Company additional capital in an amount equal to all or any portion of the Budgeted Development Costs for the Project. In the event Legacy elects, in its sole and absolute discretion, to advance or contribute to the Company all or any portion of the Budgeted Development Costs for the Project, all such amounts advanced or contributed by Legacy to the Company shall be deemed to constitute an Additional Capital Contribution by Legacy to the Company pursuant to this Section 5.2.1.

            5.2.2 EXCESS DEVELOPMENT COSTS. In the event there are any Excess Development Costs, then CV shall be obligated to contribute to the Company the amount of additional capital necessary to pay or satisfy such Excess Development Costs. CV shall contribute to the Company the amount of such additional capital required pursuant to this Section 5.2.2 within thirty
(30) calendar days following the receipt by CV of written notice from the Managers specifying the need for the additional capital. In the event CV fails to contribute to the Company the amount of additional capital required pursuant to this Section 5.2.2 within such thirty (30) calendar day period, as its sole and exclusive remedy, Legacy may elect to characterize such additional capital as an ACC Deficit Amount and contribute the same to the Company pursuant to Section 5.4 hereof and, in such a case, CV shall be subject to the Non-Contributing Member Deduction set forth in Section 6.1 hereof.

            5.2.3 ADDITIONAL PROJECT CAPITAL IMPROVEMENTS. In the event any additional capital is required by the Company during the Development Stage for the construction, development and/or installation of any Additional Project Capital Improvements, then Legacy shall be required to contribute to the Company the amount of the additional capital required pursuant to this
Section 5.2.2. Legacy shall contribute to the Company the amount of additional capital required pursuant to this Section 5.2.2 within thirty (30) calendar days following the receipt by Legacy of written notice from Managers specifying the approval of such Additional Project Capital Improvements by the Unanimous Vote of the Members.

     The Members acknowledge and agree that: (a) as of the date of this Agreement, Phase I has been substantially completed and is generally open for business; (b) in lieu of a Development Loan, all Development Costs with respect to Phase I were paid or satisfied by Legacy; (c) all such Development Costs paid or satisfied by Legacy shall be deemed to constitute a portion of Legacy's Additional Capital Contribution to the Company pursuant to this
Section 5.2; (d) the Priority Return with respect to such Development Costs shall be deemed to commence to accrue as of the date such Development Costs were paid or satisfied by Legacy; and (e) based on the foregoing, with respect to Phase I only, CV shall have no obligation to contribute to the Company any Additional Capital Contribution pursuant to this Section 5.2.3.

     5.3 ADDITIONAL CAPITAL CONTRIBUTIONS -- OPERATIONS STAGE. In the event additional funds are required during the Operations Stage to carry on the business of the Company pursuant to the Development Plan and Budget, pursuant to the Operating Plan and Budget and/or pursuant to the terms and conditions of this Agreement, the provisions of this Section 5.3 shall govern.

            5.3.1 OPERATING LOSSES -- PRE-OCCUPANCY STABILIZATION. In the event any additional capital is required to pay or otherwise satisfy any Operating Losses of the Company incurred during the period of the Operations Stage beginning on the commencement of the Operations Stage and expiring on the date of

Occupancy Stabilization, Legacy shall be obligated to contribute to the Company the amount of any such additional capital required pursuant to this
Section 5.3.1

            5.3.2 OPERATING LOSSES -- POST OCCUPANCY STABILIZATION. In the event additional capital is required to pay or otherwise satisfy any Operating Losses of the Company incurred during the period of the Operations Stage that is subsequent to the date of Occupancy Stabilization, the Managers shall give written notice to the Members setting forth the Managers' determination of the need for additional capital to pay or otherwise satisfy such Operating Losses. Within thirty (30) calendar days following receipt by the Members of such notice, each of the Members shall contribute to the Company such Member's proportionate share of the amount of the additional capital required, which proportionate share shall be determined in accordance with the ratio in which the Percentage Interest held by each Member bears to the total Percentage Interests held by all of the Members as of the date of such notice. In the event any Member fails to contribute to the Company such Member's proportionate share of the amount of the additional capital required for such Operating Losses pursuant to this Section 5.3.2 within such thirty
(30) calendar day period, as its sole and exclusive remedy, the other Members may elect to characterize the Non-Contributing Member's proportionate share of the additional capital required for such Operating Losses as an ACC Deficit Amount and contribute the same to the Company pursuant to Section 5.4 hereof and, in such a case, the Non-Contributing Member shall be subject to the Non-Contributing Member Deduction set forth in Section 6.1 hereof.

            5.3.3    ADDITIONAL CAPITAL CONTRIBUTIONS -- OPERATIONS STAGE.
In the event additional capital is required by the Company in order to carry on the business of the Company pursuant to the Development Plan and Budget, pursuant to the Operating Plan and Budget and/or pursuant to the terms and conditions of this Agreement (other than for Operating Losses pursuant to Sections 5.3.1 and 5.3.2 hereof), the Managers shall give written notice to the Members, setting forth the Managers' determination of the need for additional capital and the amount and purpose of the additional capital required. Within thirty (30) calendar days following receipt by the Members of such notice, each of the Members shall contribute to the Company such Member's proportionate share of the amount of any additional capital required, which proportionate share shall be determined in accordance with the ratio in which the Percentage Interest held by each Member bears to the total Percentage Interests held by all of the Members as of the date of such notice. In the event any Member fails to contribute to the Company such Member's proportionate share of the amount of the additional capital required pursuant to this Section 5.3.3 within such thirty (30) calendar day period, as its sole and exclusive remedy, the other Member may elect to characterize the Non-Contributing Member's proportionate share of the additional capital required as an ACC Deficit Amount and contribute the same to the Company pursuant to Section 5.4 hereof and, in such a case, the Non-Contributing Member shall be subject to the Non-Contributing Member Deduction set forth in
Section 6.1 hereof.

     5.4 FAILURE TO MAKE ADDITIONAL CAPITAL CONTRIBUTION. In the event any Member ("Non-Contributing Member") fails to contribute to the Company such Member's share of any Additional Capital Contribution pursuant to Sections 5.1.2, 5.2.2, 5.3.2 and 5.3.3 hereof ("ACC Deficit Amount"), such Non-Contributing Member shall not be in default under this Agreement. However, in such a case, the Managers shall deliver written notice to the Non-Contributing Member as well as to the other Member who timely contributes to the Company its share of the Additional Capital Contribution ("Contributing Member"), which written notice shall inform all of the Members of the Non-Contributing Member's failure to contribute to the Company such member's share of any Additional Capital Contribution required pursuant to Sections 5.1.2, 5.2.2, 5.3.2 and/or 5.3.3 hereof. During the thirty (30) calendar day period following the receipt of such written notice, as its sole and exclusive remedy, the Contributing Member shall be entitled to elect, by delivering written notice to the Company within such thirty (30) calendar day period, to advance to the Company the ACC Deficit Amount. Each Contributing Member who elects to contribute the ACC Deficit Amount to the Company shall be referred to herein as an "Electing Contributing Member." The ACC Deficit Amount shall be deemed to constitute an Additional Capital Contribution by the Electing Contributing Member. As an incentive for the Electing Contributing Member to contribute the ACC Deficit Amount to the Company, the Electing Contributing Member will be entitled to receive the ACC Priority Return and the ACC Priority Distribution with respect to the ACC Deficit Amount in accordance with the terms and conditions set forth in this Agreement. Additionally, in such a case, the Non-Contributing Member shall be subject to the Non-Contributing Member Deduction set forth in Section 6.1 hereof.

     Notwithstanding the foregoing, in the event the Contributing Member does not elect to contribute, or the Contributing Member elects to contribute but thereafter fails to timely contribute, the ACC Deficit Amount to the Company pursuant to this Section 5.4, and the aggregate Additional Capital Contributions actually contributed by the Members are less than the full Additional Capital Contributions required to be contributed by the Members pursuant to Sections 5.1.2, 5.2.2, 5.3.2 and 5.3.3 hereof, the Managers shall take such actions and steps as the Managers deem reasonably necessary to sustain and continue the operations of the Company consistent with the terms and conditions of the Development Plan and Budget, the Operating Plan and Budget, and this Agreement.

                                   ARTICLE 6
                        ALLOCATION OF PROFITS AND LOSSES

     6.1 PROFITS AND LOSSES. All Profits and Losses of the Company shall be allocated at the end of each Fiscal Year of the Company with respect to such Fiscal Year, among the Members in the following order and priority:

            6.1.1 PROFITS. After giving effect to the special allocations set forth in Sections 6.2 and 6.3 hereof, all Profits of the Company shall be allocated as follows:

                     (a) First, to the Members, until the aggregate Profits allocated pursuant to this Section 6.1.1(a) for such Fiscal Year and all prior Fiscal Years are equal to (and have been allocated in proportion to and to the extent of) the aggregate Losses allocated to the Members pursuant to
Section 6.1.2(c) hereof for all previous Fiscal Years;

                     (b) Second, to the Members, until the aggregate Profits allocated pursuant to this Section 6.1.1(b) for such Fiscal Year and all prior Fiscal Years are equal to (and have been allocated in proportion to and to the extent of) all Losses allocated to the Members pursuant to Section 6.1.2(b) hereof for all previous Fiscal Years;

                     (c) Third, to the Electing Contributing Members, until the aggregate Profits allocated pursuant to this Section 6.1.1(c) for such Fiscal Year and all prior Fiscal Years are equal to (and have been allocated in proportion to) the aggregate accrued ACC Priority Return payable to the Electing Contributing Members pursuant to Section 5.4 hereof;

                     (d) Fourth, to the Electing Contributing Members, until the aggregate Profits allocated pursuant to this Section 6.1.1(d) for such Fiscal Year and all prior Fiscal Years are equal to (and have been allocated in proportion to) the aggregate accrued ACC Priority Distribution payable to the Electing Contributing Members pursuant to Section 5.4 hereof;

                     (e) Fifth, to the Members, until the aggregate Profits allocated to the Members pursuant to this Section 6.1.1(e) for such Fiscal Year and all prior Fiscal Years are equal to (and have been allocated in proportion to) the aggregate accrued Priority Return payable to the Members pursuant hereto;

                     (f) Sixth, to the Members, in proportion to the Percentage Interests held by the Members from time to time.

     All Profits to be allocated to the Electing Contributing Members pursuant to Sections 6.1.1(c) and (d) hereof shall be derived and deducted SOLELY from the Profits which would otherwise be allocated (assuming there were no special allocations to be made pursuant to Sections 6.1.1(c) and 6.1.1(d) hereof), to the applicable Non-Contributing Members pursuant to this
Section 6.1 and shall NOT reduce proportionately the total Profits to be allocated to all of the Members (including the applicable Electing Contributing Member(s)) pursuant to this Section 6.1. Notwithstanding the foregoing, upon the dissolution of the Company, if there have been insufficient Profits allocated to the Electing Contributing Members pursuant to Sections 6.1.1(c) and (d) hereof during such Fiscal Year and all prior Fiscal Years (which Profits were to be derived and deducted SOLELY from the Profits which would have otherwise been allocated to the Non-Contributing Members), then a special allocation of Profits equal to such deficit amount shall be made to the Electing Contributing Members, which special allocation shall reduce the total Profits to be allocated to all of the Members pursuant to Section 6.1 hereof ("Non-Contributing Member Deduction").

            6.1.2 LOSSES. After giving effect to the special allocations set forth in Sections 6.2 and 6.3 hereof, all Losses of the Company shall be allocated as follows:

                     (a) First, to the Members, until the aggregate Losses allocated pursuant to this Section 6.1.2(a) for such Fiscal Year and all prior Fiscal Years are equal to (and have been allocated in proportion to, to the extend of, and in the reverse order of), all Profits allocated to the Members pursuant to Section 6.1.1(c), (d), (e) and (f) hereof for all previous Fiscal Years;

                     (b) Second, to the Members, in proportion to, and to the extent of, each Member's positive Capital Account balance; and

                     (c) Third, to the Members, in proportion to the Percentage Interests held by the Members from time to time.

     6.2 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order and priority:

            6.2.1 MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, and notwithstanding any other provision of this Article 6, if there is a net decrease in Company Minimum Gain during any company Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years), in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the prior sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.2.1 is intended to comply with the minimum gain chargeback requirement set forth in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

            6.2.2 MEMBER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Article 6, if there is a net decrease in Member Non-Recourse Debt Minimum Gain attributable to Member Non-Recourse Debt during any Company Fiscal Year, each Member who has a share of the Member Non-Recourse Debt Minimum Gain attributable to such Member Non-Recourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Member Non-Recourse Debt Minimum Gain attributable to such Member Non-Recourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(4) and 1.704-2(j)(2). This Section
6.2.2 is intended to comply with the minimum gain chargeback requirements set forth in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

            6.2.3 QUALIFIED INCOME OFFSET. Notwithstanding the provisions of Section 6.1 hereof, if a Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) or any other event creates an Adjusted Capital Account Deficit, items of Company gain and income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficient as quickly as possible. Any special allocation of Profits pursuant to this Section 6.2 shall be taken into account in computing subsequent allocations of Profits pursuant to Section 6.1, so that the net amount of any Profits allocated to each Member pursuant to this Article 6 to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to this Section 6.2.3 if such unexpected adjustments, allocations or distributions had not occurred.

            6.2.4 GROSS INCOME ALLOCATION. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of: (a) the amount such Member is obligated to restore; and (b) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.2.4 shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 6 have been tentatively made as if this Section 6.2.4 and Section 6.2.3 hereof were not in the Agreement.

            6.2.5 NON-RECOURSE DEDUCTIONS. Any Non-Recourse Deductions for any Fiscal Year shall be specially allocated to the Members in proportion to their Percentage Interests.

            6.2.6 MEMBER NON-RECOURSE DEDUCTIONS. Any Member Non-Recourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Non-Recourse Debt to which such Member Non-Recourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

            6.2.7 BASIS REDUCTION. Any reduction in the adjusted tax basis of any Property pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

     6.3    CURATIVE ALLOCATIONS.  The allocations set forth in Sections
6.2.1 through 6.2.7, inclusive, hereof (the "Regulatory Allocations"), are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 6.3. Therefore, notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations), the Managers shall make such offsetting special allocations of Membership income, gain, loss or deduction in whatever manner it determines reasonably appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not a part of this Agreement and all Company items were allocated pursuant to Section 6.1 hereof. In exercising its discretion under this Section 6.3, the Managers shall take into account future Regulatory Allocations under Sections 6.2.1 and 6.2.2 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 6.2.5 and 6.2.6.

     6.4    OTHER ALLOCATION RULES.

            (a) Profits, Losses and any other items of income, gain, loss or deduction shall be allocated to the Members pursuant to this Article 6 as of the last day of each Fiscal Year; provided that Profits, Losses and such other items shall also be allocated at such times as the Gross Asset Values of Company Property are adjusted pursuant to this Operating Agreement.

            (b) The Members are aware of the income tax consequences of the allocations made by this Section 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of Company income and loss for income tax purposes.

            (c) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managers using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

            (d) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Member's interests in the Company's Profits are in proportion to their respective Percentage Interests.

            (e) To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the Managers shall endeavor not to treat distributions of Net Cash as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt.

     6.5 ALLOCATION UPON ASSIGNMENT OR TRANSFER OF A MEMBERSHIP INTEREST. In the event of the assignment or transfer of all or any part of the Membership Interest of a Member, the allocable share, with respect to the Membership Interest so assigned, of Profits, Losses and Distributions shall be allocated between the assignor and the assignee to take into account their varying interests in the Company during the year in which the assignment occurred, based upon the number of days during such year that each was the record owner of the Membership Interest on the books of the Company (without regard to actual operating results of the Company); provided, however, that if under Section 706 of the Code and applicable Treasury Regulations other methods of allocations will be recognized for federal income tax purposes, including, without limitation, allocations based upon actual operating results accompanied by a closing of the Company's books as of the date of assignment or the use of a fifteen (15) day monthly convention, such other method may be used in the discretion of the Managers.

     6.6 SECTION 704(c) ALLOCATIONS. Pursuant to Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this Section 6.6 are solely for purposes of computing the amount of federal, state and local taxes payable by a Member and in no way shall such allocations be taken into account in computing the amount of the Distributions payable to any Member pursuant to the terms and conditions of this Agreement.

     6.7 ORGANIZATIONAL EXPENSES. The Company shall elect to deduct expenses incurred in connection with organizing the Company ratably over a sixty (60) month period as provided in Section 709 of the Code.

     6.8    POWER OF MANAGERS TO VARY ALLOCATIONS OF PROFITS AND LOSSES.
This Agreement has been drafted in a manner which is intended to comply with the principles of Sections 704, 706 and 752 of the Code. Therefore, if the Company is advised that the allocations provided in this Article 6 are unlikely to be respected for federal income tax purposes, otherwise do not have substantial economic effect and/or otherwise create disparities in the economic results intended by the Members, the Managers are hereby granted the power to amend the allocation provisions of this Agreement, including making any special allocations of Profits or

Losses on advice of accountants and legal counsel, to the minimum extent necessary to achieve the foregoing results; provided, however, that no such amendment shall have any materially adverse effect upon any Member.

     6.9 TAXATION AS A COMPANY. No election shall be made by the Company or any Member for the Company to be excluded from the application of any provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.

                                    ARTICLE 7
                                  DISTRIBUTIONS

     7.1 GENERALLY. Subject to the approval by the Majority Interest of the Members, the Company shall make periodic Distributions of Net Cash to the Members, subject to the payment of Operating Expenses and to the maintenance of reasonable Reserves for payment of Company obligations, including payment of sums due to any Member.

     7.2 DISTRIBUTIONS OF NET CASH. All Distributions of Net Cash shall be made to the Members as follows:

            7.2.1 First, to the Electing Contributing Members, until the aggregate Distributions of Net Cash pursuant to this Section 7.2.1 for such Fiscal Year and all prior Fiscal Years are equal to (and have been distributed in proportion to, and to the extent of), the aggregate accrued ACC Priority Return payable to the Electing Contributing Members pursuant to the terms and conditions of this Agreement;

            7.2.2 Second, to the Electing Contributing Members, until the aggregate Distributions of Net Cash pursuant to this Section 7.2.2 for such Fiscal Year and all prior Fiscal Years are equal to (and have been distributed in proportion to, and to the extent of), the aggregate accrued ACC Priority Distribution payable to the Electing Contributing Members pursuant to the terms and conditions of this Agreement;

            7.2.3 Third, to the Electing Contributing Members, until the aggregate Distributions of Net Cash pursuant to this Section 7.2.3 for such Fiscal Year and all prior Fiscal Years are equal to (and have been distributed in proportion to, and to the extent of), the ACC Deficit Amount previously contributed to the Company by the Electing Contributing Members;

            7.2.4    Fourth, to the Members, until the aggregate
Distributions of Net Cash pursuant to this Section 7.2.4 for such Fiscal Year and all prior Fiscal Years are equal to (and have been distributed in proportion to, and to the extent of), the aggregate accrued Priority Return payable to the Members pursuant hereto;

            7.2.5 Fifth, to the Members, until the aggregate Distributions of Net Cash pursuant to this Section 7.2.5 during such Fiscal Year and all prior Fiscal Years are equal to (and have been distributed in proportion to) each Member's "Tax Allocation." For purposes of this Section 7.2.5, "Tax Allocation" shall mean, with respect to any Member, the excess, if any, of the following: (A) forty percent (40%) of the Profits allocated to such Member during such Fiscal Year and all prior Fiscal Years pursuant to Sections 6.1.1(c), (d), (e) and (f), less (B) the amount of Net Cash distributed or to be distributed to such Member with respect to such Fiscal Year and all prior Fiscal Years pursuant to Sections 7.2.1, 7.2.2, 7.2.4, 7.2.5, 7.2.8 and 7.2.9 hereof;

            7.2.6 Sixth, to Legacy, until the aggregate Distributions of Net Cash pursuant to this Section 7.2.6 during such Fiscal Year and all prior Fiscal Years are equal to (and have been distributed in proportion to, and to the extent of), the amount of Legacy's Original Capital Contribution to the Company and Legacy's Additional Capital Contribution to the Company pursuant to the terms and conditions of this Agreement; provided, however, the aggregate amount of Distributions to be paid to Legacy pursuant to this
Section 7.2.6
shall be reduced, in proportion to, and to the extent of, the aggregate amount of Distributions paid to Legacy pursuant to Section 7.2.3 hereof during such Fiscal Year and all prior Fiscal Years;

            7.2.7 Seventh, to CV, until the aggregate Distributions of Net Cash pursuant to this Section 7.2.7 during such Fiscal Year and all prior Fiscal Years are equal to (and have been distributed in proportion to, and to the extent of), the amount of the Original Capital Contribution of CV to the Company and the Additional Capital Contribution of CV to the Company pursuant to the terms and conditions of this Agreement; provided, however, the aggregate amount of Distributions to be paid to CV pursuant to this Section
7.2.7 shall be reduced, in proportion to, and to the extent of, the aggregate amount of Distributions paid to CV pursuant to Section 7.2.3 hereof during such Fiscal Year and all prior Fiscal Years; and

            7.2.8    Eighth, to the Members, until the aggregate
Distributions of Net Cash pursuant to Section 7.2.5 hereof and this Section
7.2.8 for such Fiscal Year and all prior Fiscal Years have been distributed in proportion to the Percentage Interests held by the Members from time to time; and

            7.2.9 Ninth, to the Members, in proportion to the Percentage Interests held by the Members from time to time.

     All Distributions of Net Cash pursuant to Sections 7.2.1 and 7.2.2 hereof shall be accomplished in a manner which is consistent with the method in which Profits were allocated pursuant to the Non-Contributing Member Deduction set forth in Section 6.1.1 hereof.

     7.3 IN-KIND DISTRIBUTIONS. Company Property (other than cash) shall not be distributed in kind to the Members without the approval by the Majority Interest of the Members. If any Company Property is distributed to the Members in kind, any Member entitled to receive any interest in such Company Property shall receive such interest as a tenant-in-common with such other Member or Members so entitled. The amount of such Distribution shall be the fair market value of such property as of the date of the Distribution, which fair market value shall be subject to the approval by the Majority Interest of the Members. The Capital Accounts of the Members shall be adjusted to reflect the amount of Profits or Losses that would have been realized by the Company pursuant to the terms of this Agreement had the Company sold the property being distributed for the agreed fair market value immediately prior to such Distribution.

     7.4 RESTRICTION ON DISTRIBUTIONS. Notwithstanding any provisions to the contrary in this Article 7, no Distributions may be made by the Company if, after giving effect to the Distribution: (a) the Company has previously incurred any expenses which have not been paid or satisfied in full and/or the Managers reasonably determine that the Company will incur expenses in the foreseeable future; (b) the Company would not be able to pay its secured and unsecured debt obligations as they become due in the usual course of business; and/or (c) the Company's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the Distribution, to satisfy the preferential rights of other Members, if any, upon dissolution that are superior to the rights of the Member receiving the Distribution.

     A Member or Manager who approves a Distribution in violation of this Agreement or the Act is personally liable to the Company for the amount of the Distribution that exceeds what could have been distributed without violating this Agreement or the Act, if it is established that the Member or Manager did not act in compliance with this Section 7.4. Any Member or Manager who is so liable shall be entitled to compel contribution from: (a) each other Member or Manager who also is so liable; and (b) each Member for the amount the Member received with knowledge of facts indicating that the Distribution was made in violation of this Agreement or the Act.

     7.5 RETURN OF DISTRIBUTIONS. Except as required by the Act and except for Distributions made in violation of this Agreement, no Member shall be obligated to return to the Company any Distribution previously made or pay the amount of any Distribution for the account of the Company or to any creditor of the Company.

The amount of any Distribution returned to the Company by a Member or paid by a Member for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted and when it was distributed to the Member.

     7.6 SECTION 754 ELECTION. Upon the transfer of Membership Interests in the Company by a Member, at the request of such transferring Member, and subject to the approval by the Managers, the Company will make the election provided for in Section 754 of the Code, provided such election is approved by the Managers. The expense of making such election, including the additional accounting expenses, shall be borne by the Company. Such election shall be filed with the Company tax information return for the first fiscal year in which the election takes effect.

                                    ARTICLE 8
                      MANAGEMENT AND CONTROL OF THE COMPANY

     8.1 RIGHTS, POWERS, DUTIES AND OBLIGATIONS OF MANAGERS; MEETINGS OF THE MANAGERS.

            8.1.1 RIGHTS, POWERS, DUTIES AND OBLIGATIONS OF MANAGERS. The management of the Company shall be vested in the Managers. Except as to those matters in which the approval of the Majority Interest of the Members or the Unanimous Vote of the Members is expressly required by this Agreement, and subject to the provisions of the Development Plan and Budget and the Operating Plan and Budget, the Managers shall have all of the rights, powers and authority generally conferred by law or otherwise necessary, advisable or consistent with accomplishing the purposes of the Company. Without limiting the foregoing, it shall be the responsibility and duty of the Managers to do the following: (a) carry out the purposes of the Company as set forth in
Section 2.6 hereof; (b) carry out and implement all decisions which are authorized by the Majority Interest of the Members pursuant to Section 9.2 hereof and/or by the Unanimous Vote of the Members pursuant to Section 9.3 hereof; and (c) conduct the ordinary and usual business and affairs of the Company.

            8.1.2 MEETINGS OF THE MANAGERS. Meetings of the Managers may be called by any Manager. All meetings shall be held upon four (4) calendar days' notice by mail or twenty-four (24)hours' notice (or upon such shorter notice period if necessary under the circumstances), delivered personally or by telephone, telegraph or facsimile. A notice need not specify the purpose of any meeting. Meetings of the Managers may be held at any place within or without the State of California or the State of Arizona which has been designated in the notice of the meeting or at such place as may be approved by three (3) or more of the Managers. Managers may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Managers participating in such meeting can hear one another. Participation in a meeting in such manner constitutes a presence in person at such meeting. A majority of the authorized number of Managers constitutes a quorum of the Managers for the transaction of business.

     No action of the Managers shall be valid unless: (a)(i) each of the three (3) Managers nominated by Legacy are present, in person or by telephone, during any meeting of the Managers in which the action or matter is proposed to be taken; and (ii) the action or matter in question is authorized by three (3) or more of the Managers present at any such meeting; or (b) the action or matter in question is authorized and approved by the written consent of the three (3) Managers nominated by Legacy.

     All documents, agreements, and instruments which have been authorized in connection with this Section 8.1 may be executed on behalf of the Company by any one (1) of the Managers.

     8.2 ELECTION OF MANAGER. The Company shall have five (5) Managers. The Managers shall continue to hold office until the occurrence of one or more of the events described in Sections 8.3 through 8.5, inclusive, below, and a successor Manager shall have been duly elected and qualified. The Managers shall be elected by the Majority Interest of the Members. A Manager is not required to be a Member, an individual, and/or a resident of the State of Delaware and/or the State of Arizona.

     Notwithstanding any provision in this Agreement to the contrary, subject to the provisions of Section 4.2A, the Members hereby agree that, in connection with the appointment of the Managers of the Company, they will vote their Membership Interests in favor of: (a) the three (3) Persons nominated by Legacy; and (b) two (2) Persons nominated by CV to serve as the Managers of the Company.

     8.3 RESIGNATION. A Manager may resign at any time by giving written notice to the other Manager and Members. Unless otherwise specified in the notice, the resignation shall take effect upon receipt by the other Managers and the Members, and the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

     8.4 REMOVAL. A Manager may only be removed from the Company for "cause" upon the approval by the Majority Interest of the Members. In no
event may a Manager be removed without "cause."   Without limiting the
foregoing, each Manager nominated by Legacy may be removed with or without cause at any time by Legacy. Each Manager nominated by CV may be removed with or without cause at any time by CV. For purposes of this Section 8.4, "cause" shall be defined as:

            (a) A material breach by a Manager of any obligation of such Manager set forth in this Agreement (other than a material breach constituting gross negligence, fraud or an act of moral turpitude), and the failure of Manager to cure such breach within five (5) calendar days after receipt of written notice specifying the same; provided, however, if the nature of such breach is such that it cannot reasonably be cured within such five (5) calendar day period, the Manager shall not be deemed to have materially breached this Agreement if the Manager commences to cure the breach during such five (5) calendar day period and cures the same within thirty (30) calendar days thereafter;

            (b) The performance by a Manager of his/her/its duties and obligations as the Manager of the Company, as set forth in this Agreement, in a grossly negligent manner.

            (c) The commission by the Manager of any act constituting fraud or intentional deceit;

            (d) In the case of any individual serving as a Manager, the conviction of such individual of any felony and/or any lesser crime involving moral turpitude;

            (e) The occurrence of an Event of Default by CV. In such a case, the two (2) Managers nominated by CV shall be deemed automatically removed pursuant to this Section 8.4.

     Upon the occurrence of any of the events described in Section 8.4(a) through (e) hereof, inclusive, written notice of the removal of the Manager shall be served on the Members either by certified or registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal was to become effective, and on such effective date, the Manager shall cease to be the Manager of the Company.

     8.5 DEATH, DISABILITY, DISSOLUTION OR INSOLVENCY. A Manager shall cease to be the Manager of the Company upon the occurrence of the first to occur of the following events:

            (a) In the case of any individual serving as a Manager, the death or permanent disability of such individual;

            (b)      The dissolution of a Manager; or

            (c)      The Insolvency of a Manager.

     8.6 EFFECT OF CEASING TO BE THE MANAGER. Subject to the provisions of Section 4.2 hereof, in the event a Manager ceases to be a Manager of the Company as a result of the occurrence of one or more of the events described in Sections 8.3 through 8.5, inclusive, of this Agreement, and in the event the Members elect to continue the Company in effect and elect a successor Manager pursuant to Section 8.7 hereof, the following shall take place: (a) in the event the former Manager is a Member of the Company at the time of removal, the former Manager will continue to be a Member of the Company with the same Membership Interests (including the same share of Profits, Losses and Distributions) as the former Manager held prior to the occurrence of such event; and (b) thereafter, the former Manager will have the right to participate in the business and operations of the Company solely in its capacity as a Member, in accordance with the terms and conditions of this Agreement.

     8.7 ELECTION TO CONTINUE THE COMPANY/REPLACEMENT OF THE MANAGER. If a Manager ceases to be a Manager of the Company for any reason and there are no remaining Managers, the Company shall dissolve unless the Members elect to continue the Company in effect and appoint a new Manager in accordance with the provisions of this Section 8.7. If a Manager ceases to be a Manager of the Company for any reason and there are remaining Managers, the Company shall not dissolve and the Members may elect a new Manager in accordance with the provisions of this Section 8.7.

     Notwithstanding any provision in this Agreement to the contrary: (a) the Members hereby agree that they will vote their Membership Interests in favor of a Person nominated by Legacy to fill a vacancy caused by the resignation, death, disability, dissolution, Insolvency or removal of a Manager previously nominated by Legacy and elected as Manager; and (b) except as otherwise provided in Section 4.2(A) hereof, the Members hereby agree that they will vote their Membership Interests in favor of a Person nominated by CV to fill a vacancy caused by the resignation, death, disability, dissolution, Insolvency or removal of a Manager previously nominated by CV and elected as Manager.

     8.8 DEVELOPMENT PLAN AND BUDGET. The initial development plan and budget for the Project is attached hereto as Exhibit "D," and incorporated herein by reference ("Development Plan and Budget"). The Development Plan and Budget is comprised of a comprehensive plan for the construction and development of the Project and currently includes, or will in the future include, without limitation, the following: (a) all proposed site plans and plot plans for the Project; (b) all proposed architectural plans, landscaping plans, signage plans, exterior elevations, common area plans and other proposed plans and specifications for the Project; (c) all proposed construction plans and specifications (including working drawings) for the Project; (d) the proposed construction budget for the Project; (e) all proposed dedications, rights-of-way, easements, licenses and similar rights or privileges to be granted in conjunction with the development of the Project; (f) all proposed off-site improvements required by any governmental agency or as a condition of approval pursuant to any entitlements for the Project; (g) the proposed architect, civil engineer and general contractor for the Project, and the terms and conditions of the professional service contracts to be entered into with such persons or entities; (h) the proposed terms and conditions of any Development Loan for the construction and development of the Project; and (i) such other matters pertaining to the construction and development of the Project as the Managers deem appropriate to be included within the Development Plan and Budget.

     8.9 REVISIONS TO DEVELOPMENT PLAN AND BUDGET. During the Pre-Development Stage and the Development Stage, the Managers shall use commercially reasonable efforts to comply with the terms and conditions of the Development Plan and Budget. If at any time during such period there are changes in conditions, circumstances or otherwise, which cause the Managers to be in a position where the Managers cannot comply with the terms and conditions of the Development Plan and Budget, and/or the Managers determine that it is in the best interests of the Company and the Members to modify or amend the Development Plan and Budget, the Managers shall give written notice to the Members and provide in narrative form an explanation of the changes in condition, circumstances or otherwise. In conjunction with such notice, the Managers shall also submit to the Members, for its review and approval, a revised Development Plan and Budget ("Revised Development Plan and Budget"). Notwithstanding the foregoing, the Mangers nominated by CV are responsible for preparing the Revised Development Plan and Budget, including, without limitation, assembling and compiling the information necessary to prepare such Revised Development Plan and Budget. Thereafter, the other Managers of the Company shall approve the final form of the Revised Development Plan and Budget and participate in submitting and presenting such Revised Development Plan and Budget to the Members.

     The approval by the Majority Interest of the Members shall be required for the adoption and implementation of the Revised Development Plan and Budget. In the event Members representing the Majority Interest of the Members object to any portion of the Revised Development Plan and Budget, such Members shall, contemporaneously with the delivery of their objections, submit to the Managers counter-proposals as to the matters to which they object. Notwithstanding the foregoing, until such time as the Revised Development Plan and Budget has been finalized by the Managers and approved by the Majority Interest of the Members in accordance with the terms and conditions of this Section 8.9, the Managers shall perform their duties in accordance with the Development Plan and Budget currently then in effect. Following the approval by the Majority Interest of the Members of the Revised Development Plan and Budget, with respect to the period of time in question, all references in this Agreement to the Development Plan and Budget shall mean the Revised Development Plan and Budget.

     8.10 OPERATING PLAN AND BUDGET. The initial operating plan and budget for the Hotel is attached hereto as Exhibit "E," and incorporated herein by reference ("Operating Plan and Budget"). The Operating Plan and Budget consists of a comprehensive plan for the marketing, management, maintenance and operation of the Hotel, and currently includes, or will include, without limitation, the following items: (a) a detailed cash flow projection and departmental forecast of operations; (b) a detailed operating budget for the Hotel; (c) a detailed capital expenditures budget for the Hotel; (d) a detailed business plan for the Hotel, including, without limitation, business strategies, marketing strategies, departmental strategies, revenue enhancement strategies, cost containment strategies and contingency plans;
(e) the Hotel Annual Business Plan, as such term is defined in the Management Agreement; and (f) any other matters pertaining to the ownership, marketing, management, operation and business of the Hotel deemed necessary or appropriate by the Managers to be included within the Operating Plan and Budget.

     8.11 REVISIONS TO OPERATING PLAN AND BUDGET. During the Pre-Development Stage, the Development Stage and the Operations Stage, the Managers shall use commercially reasonable efforts to comply with the terms and conditions of the Operating Plan and Budget. If at any time during such period there are changes in conditions, circumstances or otherwise, which cause the Managers to be in a position where the Managers cannot comply with the terms and conditions of the Operating Plan and Budget, and/or the Mangers determine that it is in the best interests of the Company and the Members to modify or amend the Operating Plan and Budget, the Managers shall give written notice to the Members and provide in narrative form an explanation of the changes in condition, circumstances or otherwise. In conjunction with such notice, the Managers shall also submit to the Members, for its review and approval, a revised Operating Plan and Budget ("Revised Operating Plan and Budget"). Notwithstanding the foregoing, the Managers nominated by CV are responsible for preparing the Revised Operating Plan and Budget, including, without limitation, assembling and compiling the information necessary to prepare such Revised Operating Plan and Budget. Thereafter, the other Managers of the Company shall approve the final form of the Revised Operating Plan and Budget and participate in submitting and presenting such Revised Operating Plan and Budget to the Members.

     The approval by the Majority Interest of the Members shall be required for the adoption and implementation of the Revised Operating Plan and Budget. In the event Members representing the Majority Interest of the Members object to any portion of the Revised Operating Plan and Budget, such Members shall, contemporaneously with the delivery of their objections, submit to the Managers counter-proposals as to the matters to which such Members object. Notwithstanding the foregoing, until such time as the Revised Operating Plan and Budget has been finalized by the Managers and approved by the Majority Interest of the Members in accordance with the terms and conditions of this
Section 8.11, the Managers shall perform their duties in accordance with the Operating Plan and Budget currently then in effect. Following the approval by the Majority Interest of the Members of the Revised Operating Plan and Budget, with respect to the period of time in question, all references in this Agreement to the Operating Plan and Budget shall mean the Revised Operating Plan and Budget.

     8.12 EMERGENCIES. Notwithstanding anything contained in this Agreement to the contrary, in the event of any emergency affecting the safety of persons or property, or which is likely to result in a substantial injury, damage or loss to the Company and/or the Members, the Managers are hereby authorized to act in a manner intended to mitigate or prevent threatened damage, injury or loss and, in connection therewith, if deemed prudent by the Managers, the Managers shall be entitled to make expenditures in excess of the limitations set forth in the Development Plan and Budget and/or the Operating Plan and Budget without the necessity of securing the approval by the Majority Interest of the Members prior to such expenditure.

     8.13 COMPENSATION TO THE MEMBERS, MANAGERS AND THEIR AFFILIATES. Neither of the Members nor any of their respective Affiliates shall be entitled to receive any payments or distributions from the Company except as expressly provided in this Section 8.13 or as otherwise expressly provided for in this Agreement.

            8.13.1 MANAGEMENT OF THE HOTEL; MANAGEMENT FEE. During the Operations Stage, Starship Management shall initially be designated as the Hotel Manager and, in such capacity, shall manage the Hotel pursuant to the terms and conditions of the management agreement ("Management Agreement"), in the form of Exhibit "F," attached hereto and incorporated herein by reference, to be entered into by and between the Company and Starship Management. In consideration for the services to be performed as the Hotel Manager, Starship Management shall be entitled to receive the management fee set forth in the Management Agreement ("Management Fee"). Notwithstanding any provision to the contrary contained in the Management Agreement, the Management Fee shall be paid by the Company to the Hotel Manager as follows:

                     (i) Prior to the date of Occupancy Stabilization, the Management Fee shall be payable by the Company on a monthly basis, in arrears, based on the prior month's operation; and

                     (ii) During the calendar year in which the Occupancy Stabilization takes place, and during each calendar year thereafter (separately an "OS Calendar Year" and collectively the "OS Calendar Years"), the Management Fee shall not be paid by the Company to Starship Management on a monthly or other periodic basis but, rather, shall be accrued by the Company and the payment thereof shall be deferred until such time as Legacy has received aggregate Distributions of Net Cash pursuant to Section 7.2.4 hereof during such OS Calendar Year and during all prior OS Calendar Years in an amount equal to the Priority Return on the outstanding balance of the amount of any Original Capital Contribution and Additional Capital Contribution contributed by Legacy to the Company during such OS Calendar Year and during all prior OS Calendar Years.

     The Members acknowledge and agree that the provisions of this Section 8.13.1(ii) are intended only to operate as conditions precedent for the payment of the Management Fee to Starship Management and are not intended to alter or modify the provisions of Section 7.2 hereof. In this regard, the Members acknowledge and agree that the Distributions of Net Cash which Legacy may receive pursuant to Section 7.2.4 hereof during an OS Calendar Year may, in whole or in part, be attributable to the Priority Return which accrued during the time period prior to Occupancy Stabilization. Nevertheless, for purposes of determining whether or not the conditions precedent set forth in this Section 8.13.1(ii) have been satisfied: (A) the Distributions of Net Cash which Legacy receives during any OS Calendar Year may be attributable to the Priority Return which accrues prior to or subsequent to the date of Occupancy Stabilization; and (B) it shall not be necessary for Legacy to have received the entire amount of the accrued and unpaid Priority Return owing to Legacy with respect to all time periods prior to the date of Occupancy Stabilization, in order for Starship Management to qualify for the receipt of the Management Fee pursuant to this Section 8.13.1(ii).

     In connection with the foregoing, within fifteen (15) calendar days following the close of each calendar month, the Company shall prepare an accounting with respect to the operations of the Company during such prior calendar month and make payments in the following order and priority:

                           (a)   Subject to the provisions of Section 7.2
hereof, Legacy receives all Distributions of Net Cash pursuant to Section
7.2.4 hereof which Legacy is entitled to receive as required pursuant to this
Section 8.13.1(ii); and

                           (b)   Following the payment by the Company to
Legacy of all Distributions of Net Cash as contemplated in Section 8.13.1(ii)(a) hereof, to the extent the Company has sufficient available cash proceeds, the Hotel Manager shall be entitled to receive from the Company payments representing all accrued but unpaid Management Fees.

     In the event the Management Agreement with Starship Management is terminated, the Company shall select a new Hotel Manager for the Hotel, subject to the approval of the Majority Interest of the Members. Following the selection and appointment of the successor Hotel Manager, the Company and the Hotel Manager shall enter into a new Management Agreement, the form and substance of which shall be subject to the approval by the Majority Interest of the Members. Pursuant to Section 4.2(B) hereof, following the occurrence of an Event of Default, Legacy shall have the right to appoint itself, any Legacy Affiliate or any other Person as the successor Hotel Manager and, in such a case, the Person so designated by Legacy (including itself or any Legacy Affiliate) shall have the right to receive the Management Fee.

            8.13.2 GUARANTY FEE. In the event Legacy is required to guaranty any Development Loan or any Permanent Loan, the Company shall pay to Legacy an annual guaranty fee ("Guaranty Fee"), which Guaranty Fee shall be determined and payable in accordance with the provisions of this Section
8.13.2. For each twelve (12) month period or portion thereof in which the applicable Development Loan or Permanent Loan is outstanding and Legacy's guaranty with respect to such Development Loan or Permanent Loan is in effect, the Guaranty Fee shall be an amount equal to one percent (1%) of the principal balance of such Development Loan or Permanent Loan, as applicable. The Guaranty Fee will be paid by the Company to Legacy concurrently with the execution of the guaranty by Legacy and the delivery of the same to the Lender under the applicable Development Loan or Permanent Loan, as applicable, and at the commencement of each twelve (12) month period thereafter. The Guaranty Fee shall be deemed fully earned at the time of payment. In this regard, in the event the applicable Development Loan or Permanent Loan is pre-paid in whole or in part at any time during the twelve
(12) month period following the payment by the Company to Legacy of the applicable Guaranty Fee, the Company shall not be entitled to any rebate or refund of the Guaranty Fee previously paid to Legacy.

            8.13.3 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Managers for certain reasonable costs, fees and expenses incurred by the Managers in connection with the performance of their respective duties and responsibilities as Managers of the Company; provided: (a) such expenditures were authorized or contemplated in the Development Plan and Budget and/or in the Operating Plan and Budget; and (b) the Manager requesting reimbursement provides appropriate documentation to the Company evidencing the payment of such expenditure.

            8.13.4 DISTRIBUTIONS. The Members are entitled to receive certain Distributions from the Company as set forth in Articles 7 and 15 of this Agreement.

            8.13.5 NO OTHER FEES OR PAYMENTS. Except as expressly provided for in this Section 8.13 or otherwise expressly provided for in this Agreement, none of the Members, Managers, nor any of their respective Affiliates shall be entitled to receive any payments or distributions from the Company.

     8.14 PERFORMANCE OF DUTIES; LIABILITY OF MANAGERS. The Managers shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by the Manager. The Managers shall perform their managerial duties in good faith, in a manner it reasonably believes to be in the best interests of the Company and its Members, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. A Manager who so performs the duties of Manager shall not have any liability by reason of being or having been the Manager of the Company.

     In performing their duties, the Managers shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, of the following persons or groups (unless it has knowledge concerning the matter in question that would cause such reliance to be unwarranted); provided that the Managers act in good faith and after reasonable inquiry when the need therefor is indicated by the circumstances:

            (a) One or more officers, employees or other agents of the Company whom the Managers reasonably believe to be reliable and competent in the matters presented;

            (b) Any attorney, independent accountant, or other person as to matters which the Managers reasonably believe to be within such person's professional or expert competence; or

            (c) A committee upon which the Managers do not serve, duly designated in accordance with a provision of the Articles or this Agreement, as to matters within its designated authority, which committee the Managers reasonably believe so merit competence.

     8.15 RIGHT TO RELY ON AUTHORITY OF MANAGERS/ACTS OF MANAGER AS CONCLUSIVE EVIDENCE OF AUTHORITY. All decisions made for and on behalf of the Company by the Managers in the ordinary course of business of the Company, or pursuant to this Agreement, shall be binding upon the Company.
No Person dealing with the Managers shall be required to determine their authority to bind or act on behalf of the Company, nor to determine any facts or circumstances bearing upon the existence of such authority.

     Any note, mortgage, evidence of indebtedness, contract, agreement, certificate, statement, conveyance, or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Company and any other Person, when signed by the Managers is not invalidated as to the Company by any lack of authority of the signing person in the absence of actual knowledge on the part of the other Person that the Managers had no authority to execute the same.

     8.16 INSURANCE. The Company shall maintain for the protection of the Company and all of its Members such insurance as the Managers, in their sole discretion, deem necessary for the operations being conducted.

     8.17 COMPANY EXPENSES. Subject to any limitations set forth in this Agreement, and except as otherwise provided in this Agreement, the Company shall pay all expenses of the Company which may include, but are not limited to, the Operating Expenses.

     8.18 DEVOTION OF TIME/COMPETING ACTIVITIES. The Managers are not obligated to devote all of their business time or business efforts to the affairs of the Company. Notwithstanding the foregoing, the Managers are required to devote whatever time, effort and skill is reasonably necessary or appropriate for the efficient management and operation of the Company. The Managers and the Members may engage in or invest in, independently or with others, any business activity of any type or description, and neither the Company nor any other Member or Manager shall have the right in or to such other ventures or activities, or to the income or proceeds derived therefrom. The Managers and the Members shall have the right to hold any investment opportunity or prospective economic advantage for his/her/its own account or direct such opportunity to persons other than the Company.

     8.19 LIMITED LIABILITY. No Person who is a Manager of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager of the Company.

     8.20 MEMBERS/MANAGER. Pursuant to Section 8.2 hereof, Legacy has the sole right to designate and appoint the majority of the Managers of the Company and pursuant to Section 9.2 hereof, the term "Majority Interest of the Members" means the vote or written consent of Legacy. As a result of the foregoing provisions, together with other similar provisions contained in this Agreement, Legacy has a substantial degree of control over the management and operation of the Company. CV acknowledges and agrees that many of the matters which will fall within the scope of Legacy's decision making authority may involve Legacy and/or a Legacy Affiliate (example: removal of a Manager), and, as a result, a conflict of interest may exist. Notwithstanding the foregoing, CV acknowledges and agrees that a material part of the consideration for Legacy entering into this Agreement is Legacy's control over the management and operations of the Company in accordance with the provisions of this Agreement. Accordingly, CV hereby acknowledges and agrees that Legacy shall have the right to exercise all of its rights and privileges as set forth in this Agreement, regardless of whether or not the matters involve Legacy and/or a Legacy Affiliate, and CV hereby waives and relinquishes any claims that CV may have that Legacy has a fiduciary or similar duty to CV or that Legacy has breached any other duties or obligations to CV as a result of the exercise by Legacy of any of its rights or privileges as set forth in this Agreement.

                                    ARTICLE 9
                RIGHTS, POWERS AND APPROVAL RIGHTS OF THE MEMBERS

     9.1 LIMITED LIABILITY. Except as required under the Act or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise.

     9.2 RESTRICTIONS ON THE POWER AND AUTHORITY OF THE MANAGERS -- APPROVAL BY THE MAJORITY INTEREST OF THE MEMBERS. Except to the extent expressly authorized pursuant to this Agreement, the Development Plan and Budget, or the Operating Plan and Budget, the Managers shall have no power or authority, on behalf of the Company, to undertake any of the following without the approval by the Majority Interest of the Members:

            9.2.1 Enter into an agreement with, deal with or otherwise engage in business with, the Members, or any Affiliate of the Members;

            9.2.2 Permit or cause the funds of the Company to be commingled with any other Person;

            9.2.3 Permit or cause the Company to make a loan to any Member or any Affiliate of any Member;

            9.2.4 Enter into and execute the Master Lease and/or make any modifications or amendments thereto;

            9.2.5    Modify or amend the Development Plan and Budget;

            9.2.6    Modify or amend the Operating Plan and Budget;

            9.2.7 Enter into any contracts or agreements not expressly authorized or contemplated in the Development Plan and Budget or the Operating Plan and Budget;

            9.2.8 Except as otherwise expressly provided in Section 8.7 hereof, admit any Person as a Manager to the Company;

            9.2.9 Modify, amend or terminate the Management Agreement in accordance with the terms thereof, and/or select, appoint, remove and terminate the Hotel Manager;

            9.2.10 Establish, change or modify the Management Fee payable to the Hotel Manager pursuant to the Management Agreement;

            9.2.11 Cause the Company to enter into a joint venture or other similar business relationship with any other Person;

            9.2.12 Bring or defend, pay, collect, compromise, arbitrate, resort to legal action or otherwise adjust claims or demands of or against the Company;

            9.2.13 Create, incur, assume, guarantee or cause the Company to be liable for any indebtedness including, without limitation, any Development Loan and/or any Permanent Loan;

            9.2.14   Mortgage, pledge, hypothecate or encumber any Company
Property;

            9.2.15 Guarantee or otherwise collateralize or secure the obligations of any other Person;

            9.2.16 Refinance, prepay, modify, consolidate or extend any indebtedness of the Company;

            9.2.17 Cause the Company to incur any expenditures other than those expressly authorized within the Development Plan and Budget or within the Operating Plan and Budget. Notwithstanding the foregoing, with respect to each such authorized expenditure, the Managers may exceed the line item amount allocable to any such expenditure as set forth in the Development Plan and Budget or the Operating Plan and Budget, as applicable, without the approval by the Majority Interest of the Members, provided the following conditions are satisfied: (a) such expenditure does not exceed the applicable line item by more than two percent (2%); (b) the Managers have recognized cost savings in other categories of the applicable budget of equal or greater amounts thereby resulting in no net overall increase in the applicable Development Plan and Budget or Operating Plan and Budget; and (c) any such expenditure or cost savings which results in a change in the Development Plan and Budget and/or the Operating Plan and Budget will require the approval by the Majority Interest of the Members pursuant to this Section 9.2;

            9.2.18 Sell, transfer, lease, convey, exchange or otherwise dispose of any item of Property other than upon terms and conditions which are authorized in the Operating Plan and Budget;

            9.2.19 Make any election, if permitted by applicable law, to adjust the basis of Property pursuant to Sections 754, 734(b) and 743(b) of the Code, or comparable provisions of state and local law;

            9.2.20 Determine the amount of any Reserves to be maintained by the Company;

            9.2.21 Determine the amount and the timing of any proposed Distributions of Net Cash by the Company;

            9.2.22 Make any Distributions of Property in kind to any Member and/or determine the fair market value of such Property;

            9.2.23 Amend this Agreement except an amendment authorized to be accomplished by the Managers pursuant to Section 6.8 hereof;

            9.2.24   Dissolve and wind up the Company pursuant to Section
15.1.3 hereof;

            9.2.25 Issue any press releases or other public dissemination of information concerning the Company, the Project, the Hotel and/or the Members; and

            9.2.26 Undertake any other action which requires the approval by the Majority Interest of the Members pursuant to this Agreement and not otherwise set forth above.

     9.3 UNANIMOUS VOTE OF THE MEMBERS. Except to the extent expressly authorized pursuant to this Agreement, the Development Plan and Budget or the Operating Plan and Budget, the Managers shall not have any power or authority, on behalf of the Company, to undertake any of the following actions without the Unanimous Vote of the Members:

            9.3.1 Undertake any action which is expressly prohibited by law or this Agreement;

            9.3.2    Any Additional Project Capital Improvements;

            9.3.3 The election to proceed with the construction and development of Phase II. In connection with the foregoing, and as a condition precedent to any such approval, the Members shall enter into and execute an amendment to this Agreement setting forth all of the terms and conditions upon which the Company will undertake the construction and development of Phase II including, without limitation, the terms and conditions of any development loan for Phase II, any Additional Capital Contribution required of the Members for Phase II, the allocation of duties and obligations with respect to the construction and development of Phase II, and such other matters pertaining to the construction, development, maintenance and management of Phase II as the Members deem relevant or appropriate. Notwithstanding the foregoing, in the event the Members elect to proceed with the construction and development of Phase II, it is the intention of the Members that the duties and obligations of the Members with respect to the construction and development of Phase II shall be substantially similar to the duties and obligations of the Members with regard to Phase I pursuant to this Agreement, unless otherwise agreed by the Unanimous Vote of the Members.

            9.3.4    The Transfer of a Company Interest pursuant to Section
10.1 hereof;

            9.3.5 The admission of any Person as a Member or a Substitute Member of the Company;

            9.3.6 Undertake any other action which requires the approval by the Unanimous Vote of the Members pursuant to this Agreement and not otherwise set forth above.

     9.4    MEETINGS OF MEMBERS.

            9.4.1 DATE, TIME AND PLACE OF MEETINGS OF MEMBERS; SECRETARY. Meetings of Members may be held at such date, time and place within or without the State of Delaware and/or the State of Arizona as the Managers may fix from time to time. No annual or regular meeting of Members is required. At any Members' meeting, the Managers shall preside at the meeting. The Managers shall prepare minutes of the meeting which shall be placed in the minute books of the Company.

            9.4.2 POWER TO CALL MEETINGS. Unless otherwise prescribed by the Act or by the Articles, meetings of the Members may be called by any one of the Managers, or upon written demand of Members holding more than ten percent (10%) of the Percentage Interests, for the purpose of addressing any matters on which the Members may vote.

            9.4.3 NOTICE OF MEETING. Written notice of a meeting of Members shall be sent or otherwise given to each Member in accordance with Section
9.4.4 not less than thirty (30) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted. No other business may be transacted at this meeting. Upon written request to the Managers by any person entitled to call a meeting of Members, the Managers shall immediately cause notice to be given to the Members entitled to vote that a meeting will be held at a time requested by the person calling the meeting, not less than thirty (30) days nor more than sixty (60) days after the receipt of the request, the person entitled to call the meeting may give the notice.

            9.4.4 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of Members shall be given either personally or by first class mail, facsimile or other written communication, charges prepaid, addressed to the Member at the address of that Member appearing on the books of the Company or given by the Member to the Company for the purpose of notice. Notice shall be deemed to have been given when received by the Member.

            9.4.5 VALIDITY OF ACTION. The approval by the Majority Interests of the Members of any matter requiring their approval shall be the act of the Members, unless the approval by the Unanimous Vote of the Members is otherwise required by this Agreement or the Act. Unless otherwise expressly provided in this Agreement or required under the Act, Members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent, may vote or consent upon any such matter and their Percentage Interests, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Majority Interests of the Members or the Unanimous Vote of the Members, as applicable.

            9.4.6 QUORUM. During the term of this Agreement, the presence in person or by proxy of Legacy shall constitute a quorum at a meeting of the Members. The Members present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the loss of a quorum, if any action taken after loss of a quorum (other than adjournment) is approved by those Members representing a Majority Interest of the Members.

            9.4.7 ADJOURNED MEETING; NOTICE. Any Members' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Percentage Interests represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 9.4.6. When any meeting of Members is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is subsequently fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Managers shall set a new record date. At any adjourned meeting the Company may transact any business which might have been transacted at the original meeting.

            9.4.8 WAIVER OF NOTICE OR CONSENT. The actions taken at any meeting of Members however called and noticed, and wherever held, have the same validity as if taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Members entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or consents to the holding of the meeting or approves the minutes of the meeting. All such waivers, consents or approvals shall be filed with the Company records or made a part of the minutes of the meeting.

     Attendance of a person at a meeting shall constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.
 Neither the business to be transacted nor the purpose of any meeting of Members need be specified in any written waiver of notice except as provided in Section 9.4.5.

            9.4.9 ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action that may be taken at a meeting of Members may be taken without a meeting, if a consent in writing setting forth the action so taken, is signed and delivered to the Company within sixty (60) days of the record date for that action by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote on that action at a meeting were present and voted. All such consents shall be filed with the Managers or the Secretary of the Company and shall be maintained in the Company records. Any Member giving a written consent, or the Member's proxy holders, may revoke the consent by a writing received by the Managers or Secretary of the Company before written consents of the number of votes required to authorize the proposed action have been filed.

     Unless the consents of all Members entitled to vote have been solicited in writing: (i) notice of any Member approval of an amendment to the Articles or this Agreement, a dissolution of the Company, or a merger of the Company, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and (ii) prompt notice shall be given of the taking of any other action approved by Members without a meeting by less than unanimous written consent, to those Members entitled to vote who have not consented in writing.

            9.4.10 TELEPHONIC PARTICIPATION BY MEMBER AT MEETINGS. Members may participate in any Members' meeting through the use of any means of conference telephones or similar communications equipment as long as all Members participating can hear one another. A Member so participating is deemed to be present in person at the meeting.

            9.4.11 PROXIES. Every Member entitled to vote shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Managers or Secretary of the Company. A proxy shall be deemed signed if the Member's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the Member or the Member's attorney-in-fact. A proxy may be transmitted by an oral telephonic transmission if it is submitted with information from which it may be determined that the proxy was authorized by the Member or the Member's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless: (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Company stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy.

     9.5    CERTIFICATE OF COMPANY INTEREST.

            9.5.1 CERTIFICATE. A Membership Interest may be represented by a certificate of membership ("Certificate"). The exact contents of a Certificate may be determined by action of the Managers but shall be issued substantially in conformity with the following requirements. The Certificates shall be respectively numbered serially, as they are issued, shall be impressed with the Company seal or a facsimile thereof, if any, and shall be signed by the Managers or Officers of the Company. Each Certificate shall state the name of the Company, the fact that the Company is organized under the laws of the State of Delaware as a limited liability company, the name of the person to whom issued, the date of issue, and the Percentage Interests represented thereby. A statement of the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the Membership Interest, if any, shall be set forth in full or summarized on the face or back of the certificates which the Company shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any holder of a Membership Interest upon request without charge. Each Certificate shall be otherwise in such form as may be determined by the Managers.

            9.5.2 CANCELLATION OF CERTIFICATE. All Certificates surrendered to the Company for transfer shall be canceled and no new certificates of membership shall be issued in lieu thereof until the former Certificates for a like number of Membership Interests shall have been surrendered and canceled, except as herein provided with respect to lost, stolen or destroyed Certificates.

            9.5.3 REPLACEMENT OF LOST, STOLEN OR DESTROYED CERTIFICATE. Any Member claiming that his or her Certificate is lost, stolen or destroyed may make an affidavit or affirmation of that fact and request a new Certificate. Upon the giving of a satisfactory indemnity to the Company as reasonably as required by the Managers, a new certificate may be issued of the same tenor and representing the same Percentage Interest of membership as was represented by the Certificate alleged to be lost, stolen or destroyed.

                                    ARTICLE 10
               SALE, ASSIGNMENT OR TRANSFER OF MEMBERSHIP INTERESTS

     10.1 SALE, ASSIGNMENT OR TRANSFER OF A COMPANY. Except as otherwise provided in this Agreement, and subject to the provisions of Sections 10.7 and 10.8 hereof, no Member shall be entitled to sell, transfer, exchange, convey, assign, encumber or in any way alienate ("Transfer"), all or any part of such Member's Membership Interest in the Company except upon the Unanimous Vote of the Members, which approval may be granted or withheld in the sole and absolute discretion of the Members. Without limiting the foregoing, the sale, transfer, exchange, conveyance, assignment or encumbrance (or the occurrence of any other event which has the effect of the foregoing, ex: admission of additional shareholders, members or partners of a Member), of fifty percent (50%) or more of: (a) the voting stock of a Member (if the Member is a corporation); (b) the membership interests of a Member (if the Member is a limited liability company); or (c) the partnership interests of a Member (if the Member is a general or limited partnership), whether in one transaction, or in a series of related or unrelated transactions, shall be deemed to constitute a "Transfer" for purposes of this Section 10.1. Subject to the approval of any such Transfer by the Unanimous Vote of the Members, upon the consummation of any such Transfer, the Membership Interest so transferred shall continue to be subject to the terms and conditions of this Agreement and any further Transfers of all or any portion of the applicable Membership Interest shall be subject to the terms and conditions of this Agreement.

     10.2 EXCEPTIONS. Notwithstanding the terms and conditions of Sections 10.1, 10.7 and 10.8 hereof, a Member may Transfer his/her Membership Interest (or any portion thereof) under one or more of the circumstances described below; provided, however, that such Membership Interest shall remain subject to all of the terms and conditions of this Agreement:

            (a) Each Member may Transfer all or any portion of his/her/its Membership Interest to any other Member or Members;

            (b) Legacy may transfer its Membership Interests to an Legacy Affiliate, at any time in its sole and absolute discretion. In connection with any such transfer of Legacy's Membership Interests, the Legacy Affiliate will be required to assume all duties and obligations of Legacy pursuant to this Agreement including. Concurrently with any such transfer, Legacy shall provide to the Company reasonable evidence of the designated Legacy Affiliate's financial capacity to perform and fulfill all of Legacy's duties and obligations set forth in this Agreement.

     10.3 FURTHER RESTRICTIONS ON TRANSFERS. In addition to the other restrictions on Transfers contained in this Agreement, no Membership Interest, or any portion thereof, may be transferred unless and until the following conditions have been satisfied, as determined by the Managers:

            10.3.1 Such Transfer will not result in the violation of any applicable federal or state securities laws or regulations;

            10.3.2 Such Transfer will not require registration of any securities under federal or state securities laws or regulations and/or will not require the consent of or a permit from the governing agencies pursuant to any applicable federal or state securities laws or regulations;

            10.3.3 Other than in the case of a Transfer authorized pursuant to Section 10.2(b) hereof, such Transfer will not result in the termination of the Company under the Code; and/or

            10.3.4 Such Transfer will not result in the release of the Member transferring the Membership Interest from any liability that such Member may have to the Company as of the date of such Transfer.

     As a condition to approving any proposed Transfer, the Managers may require that the transferor furnish the Company with a written opinion of legal counsel, in form and substance reasonably satisfactory to the Managers, that the proposed Transfer will satisfy and not violate the conditions described in this Section 10.3.

     The Transfer by a Member of a Membership Interest shall become effective on the first day of the month following satisfaction of the requirements set forth in Section 10.1 and this Section 10.3, and receipt by the Managers of evidence of such Transfer, in form and substance reasonably satisfactory to the Managers.

     10.4 RIGHTS OF LEGAL REPRESENTATIVES. Subject to the provisions of this Article 10, in the event of the death or permanent disability of a Member, the Member's executor, administrator, guardian, conservator or other legal representative may exercise all of the Member's rights for the purpose of settling the Member's estate or administering the Member's property, including any power the Member is entitled to exercise under this Agreement. Subject to the provisions of this Article 10, in the event of the dissolution or liquidation of a Member, the powers of that Member may be exercised by its legal representative or successor-in-interest.

     10.5 NO EFFECT TO TRANSFERS IN VIOLATION OF AGREEMENT. Upon any Transfer of a Membership Interest in violation of this Article 10, the Assignee shall have no right to vote or participate in the management of the business, property and affairs of the Company or to exercise any rights of a Member. Such Assignee shall only be entitled to become an Economic Interest Owner and thereafter shall only receive the Profits, Losses and Distributions to which the transferor of such Economic Interest would otherwise be entitled. Notwithstanding the immediately preceding sentences, if, in the determination of the Managers, a transfer in violation of this Article 10 would cause the termination of the Company under the Code (other than in the case of a Transfer authorized pursuant to Section 10.2(b) hereof), in the sole discretion of the Managers, the Transfer shall be null and void and the Assignee shall not become either a Member or an Economic Interest Owner.

     10.6 REQUIREMENTS FOR SUBSTITUTION OF A NEW MEMBER. No Assignee of the whole or a portion of a Membership Interest shall have the right to become a Substituted Member, in place of his/her/its transferor, unless and until all of the following conditions are satisfied:

            (a) The Assignee has been approved to become a Substituted Member by the Unanimous Vote of the Members. Notwithstanding the foregoing, in the event Legacy transfers its Membership Interests to an Legacy Affiliate pursuant to Section 10.2(e) hereof, the Members hereby approve such Legacy Affiliate becoming a Substituted Member pursuant to this Section 10.6;

            (b) A duly executed and acknowledged written instrument of transfer approved by the Managers shall have been filed with the Company setting forth the intention of the transferor that transferee become a Substituted Member in its place;

            (c) The transferor and Assignee shall have executed and acknowledged, and caused such other persons to execute and acknowledge, such other instruments as the Managers may reasonably deem necessary or desirable to effect such substitution, including, without limitation, the written acceptance and adoption by the Assignee of the provisions of the Articles and this Agreement;

            (d) The requirements set forth in Section 10.3 have been satisfied.

     10.7   RIGHT OF FIRST NEGOTIATION.  Notwithstanding the provisions of
Section 10.1 hereof, if any Member ("Transferring Member") desires to transfer all or any part of his or her Membership Interest (other than pursuant to Section 10.2 hereof), such Member shall notify the Company and the other Member ("Non-Transferring Member") in writing of such desire and, for a period of thirty (30) calendar days thereafter, the Transferring Member and the Non-Transferring Member shall negotiate with respect to the purchase of such Transferring Member's Membership Interest. During such period, the Transferring Member may not solicit a transferee for such Membership Interest.

     10.8 RIGHT OF FIRST REFUSAL. If the period described in Section 10.7 expires without an agreement being reached as to the purchase of the Membership Interest referred to therein, the Transferring Member may solicit transferees. In such event, each time a Transferring Member proposes to transfer all or any part of his/her/its Membership Interest (or as required by operation of law or other involuntary transfer to do so), other than pursuant to Section 10.2 hereof, such Member shall first offer such Membership Interest to the Non-Transferring Member in accordance with the following provisions:

            (a) The Transferring Member shall deliver a written notice ("Option Notice") to the Non-Transferring Member stating: (i) the Transferring Member's bona fide intention to transfer such Membership Interest; (ii) the Membership Interest to be transferred; (iii) the purchase price and terms of payment for which the Transferring Member proposes to transfer such Membership Interest; and (iv) the name and address of the proposed transferee. The Option Notice shall include a copy of the executed agreement between the Transferring Member and the proposed transferee.

            (b) The Non-Transferring Member shall have the right, but not the obligation, to elect to purchase the Membership Interest upon the price and terms of payment designated in the Option Notice. If the Option Notice provides for the payment of non-cash consideration, such Non-Transferring Member may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered as determined by the Managers. Within sixty (60) calendar days after receipt of the Option Notice, the Non-Transferring Member shall notify the Managers in writing of his/her/its desire to purchase the Membership Interest proposed to be so transferred. The failure of the Non-Transferring Member to submit a notice within the applicable period shall constitute an election on the part of the Non-Transferring Member not to purchase the Membership Interest which may be so transferred. The Non-Transferring Member electing to purchase shall be required to purchase the entire Membership Interest.

            (c) If the Non-Transferring Member elects to purchase the Membership Interest designated in the Option Notice, then the closing of such purchase shall occur within ninety (90) calendar days after receipt of such notice and the Transferring Member and the Non-Transferring Member shall execute such documents and instruments and make such deliveries as may be reasonably required to consummate such purchase.

            (d) If the Non-Transferring Member elects not to purchase or obtain, or defaults in its obligation to purchase or obtain, the Membership Interest designated in the Option Notice, then the Transferring Member may transfer the Membership Interest described in the Option Notice to the proposed transferee provided such transfer: (i) is completed within thirty
(30) calendar days after the expiration of the Non-Transferring Member's right to purchase such Membership Interest; (ii) is made on terms no less favorable to the Transferring Member than as designated in the Option Notice; and (iii) complies with Sections 10.1, 10.3, 10.4 and 10.5 hereof, it being acknowledged by the Members that compliance with Sections 10.7 and 10.8 does not modify any of the transfer restrictions in Article 10 or otherwise entitle a Member to transfer his/her/its Membership Interest other than in the manner prescribed by Article 10. If such Membership Interest is not so transferred, the transferring Member must give notice in accordance with this
Section 10.8 prior to any other or subsequent transfer of such Membership Interest.

     10.9 LEGEND RESTRICTION. Each Member hereby agrees that a legend to the effect of the following may be placed upon all documents evidencing the Membership Interests to which such Member has subscribed:

            The Membership Interests evidenced by this Operating Agreement have not been registered under the Securities Act of 1933, as amended, nor registered nor qualified under any state securities laws. No assignments, sales, pledges, hypothecations, or other transfers of the Membership Interests evidenced by this Operating Agreement shall be made at any time whatsoever, except upon the issuance of a favorable opinion of counsel to the Company to the effect that the sale, pledge, hypothecation or other transfer of such Membership Interests will not be in violation of the Securities Act of 1933, as amended, and/or in violation of any applicable securities laws of the State of Delaware, or under any rules or regulations promulgated pursuant to the foregoing.

                                   ARTICLE 11
                               DISSOLUTION EVENTS

     The Insolvency, death, permanent disability, dissolution or liquidation of a Member, or the occurrence of any other event which terminates the continued membership of any Member in the Company (collectively a "Dissolution Event"), shall dissolve the Company unless the remaining Members ("Remaining Members"), pursuant to the affirmative vote or written consent of the Remaining Members, elect in writing to continue the business and operations of the Company. In the event the Remaining Members elect to continue the business and operations of the Company in effect, the legal representative of the Member whose conduct or action caused or triggered the Dissolution Event shall automatically become the Assignee of the Economic Interest associated with the former Member's Membership Interest in the Company and, in such capacity, shall be entitled to receive all Profits, Losses and Distributions associated therewith. Additionally, in such a case, the legal representative of the former Member shall have the right to become a Substituted Member upon the satisfaction of the conditions set forth in
Section 10.6 hereof.

                                   ARTICLE 12
                   ACCOUNTING, RECORDS, REPORTING BY MEMBERS

     12.1 BOOKS AND RECORDS. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed for federal income tax purposes. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office in Arizona all of the following:

            12.1.1 A current list of the full name and last known business or residence address of each Member set forth in alphabetical order, together with the Capital Contributions, Capital Account and Percentage Interests of each Member;

            12.1.2 A current list of the full name and business or residence address of each Manager;

            12.1.3 A copy of the Articles and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

            12.1.4 Copies of the Company's federal, state and local income tax or information returns and reports;

            12.1.5 A copy of this Agreement and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

            12.1.6   Copies of the financial statements of the Company; and

            12.1.7 The Company's books and records as they relate to the internal affairs of the Company.

     12.2   DELIVERY TO MEMBERS AND INSPECTION.

            12.2.1 Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Managers shall promptly deliver to the requesting Member, at the expense of the Company, a copy of the information required to be maintained by Sections 12.1.1 through 12.1.4, and a copy of this Agreement.

            12.2.2 Each Member and Manager has the right, upon reasonable request for purposes reasonably related to the interest of the Person as Member or Manager, to: (i) inspect and copy during normal business hours any of the Company records described in Sections 12.1.1 through 12.1.7, inclusive; and (ii) obtain from the Managers, promptly after their becoming available, a copy of the Company's federal, state and local income tax or information returns for each fiscal year.

            12.2.3 Any request, inspection or copying by a Member under this Section 12.2 may be made by that Person or that Person's agent or attorney.

            12.2.4 The Managers shall promptly furnish to a Member a copy of any amendment to the Articles or this Agreement executed by the Managers pursuant to a power of attorney from the Member.

     12.3   ANNUAL STATEMENTS.

            12.3.1 The Managers shall cause an annual report to be sent to each of the Members not later than ninety (90) calendar days after the close of the fiscal year. The report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year. Such financial statements shall be accompanied by the report thereon, if any, of the independent accountants engaged by the Company or, if there is no report, the certificate of the Managers that the financial statements were prepared without audit from the books and records of the Company.

            12.3.2 The Managers shall cause to be prepared at least annually, at Company expense, information necessary for the preparation of each Member's federal and state income tax returns. The Managers shall send or cause to be sent to each Member within ninety (90) calendar days after the end of each taxable year such information as is necessary to complete federal and state income tax or information returns, and a copy of the Company's federal, state and local income tax or information returns for that year.

     12.4 FINANCIAL AND OTHER INFORMATION. The Managers shall provide such financial and other information relating to the Company or any other Person in which the Company owns, directly or indirectly, an equity interest, as a Member may reasonably request.

     12.5 FILINGS. The Managers, at the Company's expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Managers, at the Company's expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Articles and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules and regulations. If the Managers are required by the Act to execute or file any document and thereafter fails, after demand, to do so within a reasonable period of time or refuses to do so, any Member may prepare, execute and file that document with the Delaware Secretary of State.

     12.6 BANK ACCOUNTS. The Managers shall cause to be established appropriate bank accounts in the name of the Company and all financial transactions relevant to the Company shall be handled exclusively through said bank accounts. The bank accounts shall be solely for the operations of the Company and shall require for disbursements the signature of two (2) Managers (at least one (1) of whom shall be a Manager appointed by Legacy). Notwithstanding the foregoing, pursuant to the Management Agreement, the Hotel Manager will have limited authority to cause payments and disbursements to be made from certain designated bank accounts of the Company, subject to and in accordance with the terms and conditions of the Management Agreement.

     12.7 TAX MATTERS FOR THE COMPANY HANDLED BY MANAGERS AND TAX MATTERS PARTNER. The Tax Matters Partner, as defined in Section 6231 of the Code, shall be Legacy. Legacy shall from time to time cause the Company to make such tax elections as it deems to be in the best interests of the Company and the Members. The Tax Matter Partner shall represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company funds for professional services and costs associated therewith. The Tax Matters Partner shall oversee the Company tax affairs in the overall best interests of the Company. If for any reason the Tax Matters Partner can no longer serve in that capacity or ceases to be a Member, as the case may be, may designate another to be the Tax Matters Partner.

                                   ARTICLE 13
                             RIGHT OF FIRST REFUSAL

     13.1 GRANT OF RIGHT OF FIRST REFUSAL. In the event the Company receives a Bona Fide Offer to purchase the Hotel upon terms and conditions which are approved by the Majority Interest of the Members, CV shall have the right to purchase and acquire Legacy's Membership Interest in the Company subject to and in accordance with the terms and conditions set forth in this
Article 13 ("Right of First Refusal").

     13.2 EXERCISE OF RIGHT OF FIRST REFUSAL. Immediately following the last to occur of the following events: (a) the receipt by the Company of a Bona Fide Offer to purchase and acquire the Hotel; and (b) the terms and conditions of such Bona Fide Offer are approved by the Majority Interest of the Members, then the Managers shall deliver written notice to CV of the receipt by the Company of such Bona Fide Offer and the approval of the terms and conditions of the Bona Fide Offer by the Majority Interest of the Members. Such written notice shall include a copy of the Bona Fide Offer. Within five (5) business days following the date of receipt of the Managers' written notice and accompanying Bona Fide Offer, CV shall have the right, but not the obligation, to exercise its Right of First Refusal and to purchase and acquire Legacy's Membership Interest in the Company upon the terms and conditions set forth in the Bona Fide Offer provided, however: (a) in the event CV desires to exercise its Right of First Refusal, CV must deliver written notice of exercise to Legacy within such five (5) business day period; and (b) the purchase price for Legacy's Membership Interest in the Company shall be an amount which corresponds to the amount which Legacy would have received in the event the Company consummated the sale of the Hotel in accordance with the terms and conditions set forth in the Bona Fide Offer, the Company was liquidated and the proceeds thereof were distributed to the Members in accordance with the terms and conditions of this Agreement.

     In the event CV timely exercises its Right of First Refusal in accordance with the provisions of this Section 13.2, not later than two (2) business days after CV delivers to Legacy written notice of exercise of its Right of First Refusal, CV and Legacy shall enter into and execute a definitive purchase agreement incorporating the terms and conditions for the purchase and sale of Legacy's Membership Interest in the Company as determined pursuant to this Section 13.2. In connection with the foregoing, the purchase agreement will provide: (i) for the payment by CV to Legacy of a Two Hundred Fifty Thousand Dollar ($250,000.00) nonrefundable deposit concurrently with the execution of the definitive purchase and sale agreement by CV and Legacy; (ii) that the purchase price for Legacy's Membership Interest in the Company shall be paid by CV to Legacy in the form of cash, cashier's check, certified funds or by wire transfer; (iii) the closing for the purchase of Legacy's Membership Interest in the Company shall be handled through an escrow with a title insurance company mutually approved by Legacy and CV; (iv) all closing costs incurred in connection with any such transaction shall be allocated between Legacy and CV in the manner in which such closing costs are customarily allocated between a seller and buyer in other commercial real estate transactions in the geographic area in which the Hotel is located; (v) Legacy shall not be responsible for the payment of any brokerage fees or similar commissions as a result of CV's purchase of Legacy's Membership Interest in the Company in accordance with the provisions of this Article 13;
(vi) there shall be no due diligence or similar investigation period and the closing for the purchase by CV of Legacy's Membership Interest in the Company shall take place not later than thirty (30) calendar days following the date of delivery by CV of its written notice of exercise of its Right of First Refusal as described in this Section 13.2; and (vii) if for any reason CV fails to complete its acquisition of Legacy's Membership Interest in the Company in accordance with the terms and conditions set forth in this Section 13.2, the Two Hundred Fifty Thousand Dollar ($250,000.00) deposit shall serve as liquidated damages, the Right of First Refusal granted to CV pursuant to this Article 13 shall immediately terminate and the Company may thereafter consummate the sale of the Hotel pursuant to the terms and conditions set forth in the Bona Fide Offer or pursuant to any other terms and conditions approved by the Majority Interest of the Members, or may otherwise sell, transfer or dispose of the Hotel upon terms and conditions approved by the Majority Interest of the Members.

     In the event CV fails to timely exercise its Right of First Refusal pursuant to the provisions of this Section 13.2, the Company may thereafter consummate the sale of the Hotel pursuant to the terms and conditions set forth in the Bona Fide Offer provided, however, in the event of any material change in the terms and conditions set forth in the Bona Fide Offer, the Company will be required to advise CV of such material change and CV will then have the right to exercise its Right of First Refusal with respect to such revised terms and conditions in accordance with the provisions of this
Article 13.

     13.3 CONDITIONS PRECEDENT TO EXERCISE OF RIGHT OF FIRST REFUSAL. The following are conditions precedent to the exercise by CV of the Right of First Refusal granted to CV pursuant to the terms and conditions of this
Article 13:

            (a) CV shall not have previously exercised its Right of First Refusal pursuant to this Article 13 and thereafter defaulted in its obligation to purchase and acquire Legacy's Membership Interest in the Company in accordance with the terms and conditions set forth in this Article 13;

            (b)      An Event of Default shall not have previously occurred;
or

            Occupancy Stabilization shall not have previously occurred.

     If for any reason all of the foregoing conditions precedent have not been satisfied at the time CV exercises its Right of First Refusal, such exercise shall be of no force and effect and the Company may elect to consummate the sale of the Hotel pursuant to the terms and conditions set forth in the Bona Fide Offer.

                                   ARTICLE 14
                    OPTION TO PURCHASE MEMBERSHIP INTERESTS

     14.1 OPTION TO PURCHASE. As a material part of the consideration for Legacy entering into this Agreement, CV hereby grants to Legacy the right and option to purchase CV's Membership Interest in the Company upon the terms and conditions set forth in this Article 14 ("Option to Purchase").

     14.2 CONDITIONS PRECEDENT TO EXERCISE OF OPTION TO PURCHASE. The following are conditions precedent to the exercise of the Option to Purchase by Legacy:

            (a) Legacy may only exercise its Option to Purchase pursuant to this Article 14 following the occurrence of one or more of the following events:

                     (i) The expiration of two (2) years from the date of Occupancy Stabilization; provided, however, in the event the construction and development of Phase II has been approved by the Unanimous Vote of the Members pursuant to Section 9.3.3 hereof prior to the date of exercise by Legacy of its Option to Purchase pursuant to this Article 14, such exercise by Legacy shall be deemed ineffective and Legacy shall not be entitled to exercise its Option to Purchase pursuant to this Article 14 until the expiration of one (1) year from the date of the issuance of the final certificate of occupancy with respect to Phase II;

                     (ii)    The dissolution of CV;

                     (iii)   The abandonment of the Project by CV.

                     (iv) The commencement of foreclosure proceedings by the lender under any Development Loan, any Permanent Loan or any other secured financing of the Company and the failure of the Company to cure any default and terminate such foreclosure proceedings within thirty (30) calendar days after the commencement of such foreclosure proceedings; or

                     (v)     The Insolvency of the Company.

            (b) Legacy shall not be in default in the performance of any of its obligations under this Agreement.

     14.3 EXERCISE OF OPTION TO PURCHASE. Following the occurrence of one or more of the events described in Section 14.2(a)(i) through (v) above, Legacy may exercise its Option to Purchase the Membership Interests held by the CV by delivering written notice to CV of its election to exercise its Option to Purchase pursuant to this Section 14.3.

     14.4 PURCHASE PRICE; TERMS OF PAYMENT. The purchase price for CV's Membership Interest shall be the purchase price agreed upon by Legacy and CV ("Legacy Purchase Price"). In the event Legacy and CV are not able to agree upon a purchase price for CV's Membership Interest within thirty (30) calendar days after the date of Legacy's written notice of election to exercise its Option to Purchase, then Legacy and CV shall each appoint an appraiser to prepare an appraisal establishing the fair market value and corresponding purchase price for CV's Membership Interest, taking into account all facts and circumstances as of the date of such appraisals. Each such appraisal referred to above shall be completed on or before thirty (30) calendar days after the date the matter is required to be submitted to the appraisers pursuant to this Section 14.4. If the fair market values and corresponding purchase prices for CV's Membership Interest, as reflected in each of the two appraisals, are within five percent (5%) of each other, then the average of the two appraisals shall be utilized as the fair market value and corresponding purchase price of CV's Membership Interest for purposes of this Section 14.4, and such amount shall be deemed to constitute the "Legacy Purchase Price". On the other hand, if the fair market values and corresponding purchase prices for CV's Membership Interest set forth in the two (2) appraisals are not within five percent (5%) of each other, then the two appraisers shall select a third appraiser, who shall conduct an appraisal of CV's Membership Interest, taking into account all facts and circumstances as of the date of such appraisal. The designation of the third appraiser shall be subject to the approval of both Legacy and CV. Following the completion of the third appraisal, the average of the two (2) appraisals closest in value shall then be utilized for purposes of determining the fair market value and corresponding purchase price for CV's Membership Interest, and such amount shall be deemed to constitute the "Legacy Purchase Price". Legacy and CV shall each pay the cost of any appraiser selected by such party, and Legacy and CV shall equally pay the cost of the third appraiser, if required pursuant to the provisions of this Section 14.4. Each appraiser shall be an MAI certified appraiser with at least seven (7) years' experience appraising hotel and restaurant facilities in Arizona. For purposes of
Section 14.5 hereof, Legacy and CV hereby agree to instruct the appraisers to include in their respective appraisals, the corresponding purchase price for Legacy's Membership Interest in the Company in the event Section 14.5 hereof becomes applicable.

     The Legacy Purchase Price for CV's Membership Interest shall be paid by Legacy to CV in the form of cash, cashier's check, certified funds, shares of Legacy common stock, or by wire transfer. The closing of the purchase of CV's Membership Interest shall be handled through an escrow with a title insurance company mutually approved by Legacy and CV. All closing costs incurred in connection with any such transaction shall be allocated equally between Legacy and CV. Neither Legacy nor CV shall be responsible for the payment of any brokerage fees or similar commissions as a result of Legacy's purchase of CV's Membership Interest in accordance with the provisions of this Section 14.4.

     The closing for the purchase of CV's Membership Interest by Legacy pursuant to this Section 14.4 shall take place not later than ten (10) calendar days following the determination of the Legacy Purchase Price for CV's Membership Interest pursuant to this Section 14.4. Legacy and CV hereby agree to and shall execute, deliver and acknowledge, where applicable, all documents, agreements and instruments necessary to accomplish the sale of CV's Membership Interest to Legacy pursuant to this Section 14.4.

     Notwithstanding anything to the contrary in this Section 14.4, Legacy shall be under no obligation to purchase and acquire the Membership Interest of CV and Legacy may at any time, following the exercise of its Option to Purchase, elect not to purchase and acquire the Membership Interest of CV by providing written notice of its election to CV ("Notice of Election Not to Close"). In the case Legacy delivers its Notice of Election Not to Close following a final determination of the Legacy Purchase Price by the third party appraisers pursuant to this Section 14.4, CV shall have the option to purchase and acquire the Membership Interest of Legacy pursuant to Section
14.5 hereof.

     14.5 CV PURCHASE OPTION. In the event Legacy delivers its Notice of Election Not to Close following a final determination of the Legacy Purchase Price by third party appraisers pursuant to Section 14.4 hereof, CV shall have the right and option to purchase and acquire Legacy's Membership Interest in the Company by delivering written notice of its election (the "CV Purchase Notice"), to Legacy within ten (10) calendar days after the date of Legacy's Notice of Election Not to Close. In such a case, the purchase price ("CV Purchase Price") for the Membership Interest of Legacy shall be the amount established by the appraisers as the fair market value and corresponding purchase price for Legacy's Membership Interest as contemplated in Section 14.4 hereof.

     The CV Purchase Price for Legacy's Membership Interest in the Company shall be paid by CV to Legacy in the form of cash, cashier's check, certified funds or by wire transfer. The closing of the purchase of Legacy's Membership Interest in the Company shall be handled through an escrow with the a title insurance company mutually approved by Legacy and CV. All closing costs incurred in connection with any such transaction shall be allocated equally between Legacy and CV. Neither Legacy nor CV shall be responsible for the payment of any brokerage fees or similar commissions as a result of the purchase of Legacy's Membership Interest in the Company by CV in accordance with the provisions of this Section 14.5.

     The closing for the purchase of Legacy's Membership Interest in the Company pursuant to this Section 14.5 shall take place no later than sixty
(60) calendar days following the date of the written notice of CV electing to purchase Legacy's Membership Interest in the Company pursuant to this Section
14.5. Legacy and CV hereby agree to and shall execute, deliver and acknowledge, where applicable, all documents, agreements and instruments necessary to accomplish the purchase and sale of Legacy's Membership Interest in the Company to CV pursuant to this Section 14.5.

     In the event CV elects not to purchase Legacy's Membership Interest in the Company pursuant to this Section 14.5, Legacy's Option to Purchase pursuant to this Article 14 shall be restored, and Legacy may thereafter exercise such Option to Purchase at any time pursuant to the terms and conditions of this Article 14.

                                   ARTICLE 15
                           DISSOLUTION AND WINDING UP

     15.1 DISSOLUTION. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

            15.1.1 Upon the occurrence of any event of dissolution specified in the Articles;

            15.1.2 Upon the entry of a decree of judicial dissolution pursuant to the Code;

            15.1.3 Upon the approval by the Majority Interest of the Members;

            15.1.4 Upon the sale or other disposition of all or substantially all of the Property and receipt by the Company of all proceeds of such sale or other disposition.

            15.1.5 Upon the occurrence of a Dissolution Event, unless the Remaining Members elect to continue the business and operations of the Company.

     15.2 CERTIFICATE OF DISSOLUTION. As soon as possible following the occurrence of any of the events specified in Section 15.1, the Managers who have not wrongfully dissolved the Company or, if none, the Members, shall execute a Certificate of Dissolution in such form as shall be prescribed by the Delaware Secretary of State and file the Certificate as required by the Act.

     15.3   WINDING UP.  Upon the occurrence of any event specified in
Section 15.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Managers (or the Members, if the Managers are in default) shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the liabilities of the Company and assets, shall either cause its assets to be sold or distributed, and if sold as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 15.5. The Persons winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company. The Managers (or Members) winding up the affairs of the Company shall be entitled to reasonable compensation for such services.

     15.4 DISTRIBUTIONS IN KIND. Any non-cash Property distributed to one or more Members shall first be valued at its fair market value to determine the Profit or Loss that would have resulted if such Property were sold for such value, such Profit or Loss shall then be allocated pursuant to Article 6 and the Members' Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). The fair market value of such asset shall be determined by the Managers and by the approval of the Majority Interest of the Members.

     15.5   ORDER OF PAYMENT OF LIABILITIES UPON DISSOLUTION.

            15.5.1 After determining that all known debts and liabilities of the Company in the process of winding up, including, without limitation, debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for, the remaining Property shall be distributed to the Members in accordance with their positive Capital Account balances, after taking into account Profit and Loss allocations for the Company's taxable year during which liquidation occurs. Such liquidating distributions shall be made by the end of the Company's taxable year in which the Company is liquidated, or if later, within ninety (90) days after the date of such liquidation.

            15.5.2 The payment of a debt or liability, whether the whereabouts of the creditor is known or unknown, has been adequately provided for if the payment has been provided for by either of the following means:

                     (i) Payment thereof has been assumed or guaranteed in good faith by one or more financially responsible persons or by the United States government or any agency thereof, and the provision, including the financial responsibility of the Person, was determined in good faith and with reasonable care by the Members or Managers to be adequate at the time of any distribution of the assets pursuant to this Section.

                     (ii) The amount of the debt or liability has been deposited as provided in the Act.

            15.5.3 In the event the Company is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), Distributions shall be made pursuant to this Section 15 to those Members who have positive Capital Account balances in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Member has a deficit balance in his/her/its Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years including the Fiscal Year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

     This Section 15.5 shall not prescribe the exclusive means of making adequate provision for debts and liabilities.

     15.6 COMPLIANCE WITH REGULATIONS. All payments to the Members upon the winding up and dissolution of the Company shall be strictly in accordance with the positive capital account balance limitation and other requirements of Regulations Section 1.704-1(b)(2)(ii)(d).

     15.7 LIMITATIONS ON PAYMENTS MADE IN DISSOLUTION. Except as otherwise specifically provided in this Agreement, each Member shall only be entitled to look solely at the assets of the Company for the return of his/her/its positive Capital Account balance and shall have no recourse for his/her/its Capital Contributions and/or share of Profits (upon dissolution or otherwise) against the Managers or any other Member except as provided in Article 7.

     15.8 CERTIFICATE OF CANCELLATION. The Manager or Members who filed the Certificate of Dissolution shall cause to be filed in the office of, and on a form prescribed by, the Delaware Secretary of State, a certificate of cancellation of the Articles upon the completion of the winding up of the affairs of the Company.

     15.9 NO ACTION FOR DISSOLUTION. Except as expressly permitted in this Agreement, a Member shall not take any voluntary action that directly causes a Dissolution Event. The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 15.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Membership Interests. Accordingly, except where the Managers have failed to liquidate the Company as required by this Article 15, each Member hereby waives and renounces his/her/its right to initiate legal action to seek the appointment of a receive or trustee to liquidate the Company or to seek a decree of judicial dissolution of the Company on the ground that: (a) it is not reasonably practicable to carry on the business of the Company in conformity with the Articles or this Agreement; or (b) dissolution is reasonably necessary for the protection of the rights or interests of the complaining Member. Damages for breach of this Section 15.9 shall be monetary damages only (and not specific performance), and the damages may be offset against distributions by the Company to which such Member would otherwise be entitled.

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                                   ARTICLE 16
                         INDEMNIFICATION AND INSURANCE

     16.1 INDEMNIFICATION OF AGENTS. The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a Member, Manager, employee or other agent of the Company or that, being or having been such a Member, Manager, employee or agent, he or she is or was serving at the request of the Company as a Manager, director, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to herein as an "agent"), to the fullest extent permitted by applicable law in effect on the date hereof and to such grater extent as applicable law may hereafter from time to time permit, except in those instances involving fraud, intentional misconduct or gross negligence of the Person seeking indemnification. The Managers shall be authorized, on behalf of the Company, to enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Managers deem appropriate in its business judgment.

     16.2 INSURANCE. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 16.1 or under applicable law.

                                   ARTICLE 17
                                  MISCELLANEOUS

     17.1 COUNTERPARTS. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart.

     17.2 CAPACITY TO SIGN. All Members covenant that they possess all necessary capacity and authority to sign and enter this Agreement. All individuals signing this Agreement for a Member who is a corporation, a partnership, or other legal entity, or signing under a power of attorney or as a trustee, guardian, conservator, or in any other legal capacity, covenant that they have the necessary capacity and authority to act for, sign, and bind the respective entity or principal on whose behalf they are signing.

     17.3 ENTIRE AGREEMENT. This Agreement, which includes the Exhibits, contains all representations and the entire understanding and agreement among the parties. Correspondence, memorandums, and oral or written agreements that originated before the date of the Agreement are replaced in total by the Agreement unless otherwise expressly stated in the Agreement.

     17.4 BINDING EFFECT. Subject to the restrictions on transferability contained in this Agreement, the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective Members.

     17.5 SEVERANCE. In the event any sentence or Section of this Agreement is declared by a court of competent jurisdiction to be void, illegal or unenforceable, such sentence or Section shall be deemed severed from the remainder of the Agreement and the balance of the Agreement shall remain in full force and effect.

     17.6 NOTICES. Any tender, delivery, notice, demand or other communication ("Notice") required or permitted under this Agreement shall be in writing, and shall be personally delivered, sent by registered or certified mail, postage prepaid, return receipt requested, overnight mailed, or delivered or sent by facsimile and shall be deemed delivered, given and received upon the earlier of: (a) if personally served, the date of delivery to the person to receive such notice; (b) if given by telecopier or facsimile when sent, provided confirmation of the receipt of the transmission is received and a hard copy of the notice is sent by United States Mail, postage prepaid, as of the date of the transmission of the telecopier or the facsimile; (c) if mailed, upon actual receipt; or (d) if sent by Federal Express or other comparable overnight delivery service, within one (1) business day after mailing, to the addresses shown on Schedule "1" attached hereto and incorporated herein by reference. Any party may change the address specified in this section by giving the other party notice of such new address in the manner set forth herein.

     17.7 HEADINGS. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

     17.8 GOVERNING LAW. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware.

     17.9 ADDITIONAL DOCUMENTS. Each Member, upon the request of a Manager, agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary or expedient to carry out the provisions of this Agreement.

     17.10 ARBITRATION. In the event of any dispute between the Members or Managers concerning this Agreement, the interpretation hereof, and/or the subject matter hereof, the parties shall submit the controversy in question to arbitration in Maricopa County, Arizona, judgment upon the award rendered may be entered in any court having jurisdiction thereof. Except as specifically provided herein, the arbitration shall proceed in accordance with the laws governing arbitration in the State of Arizona. The party requesting arbitration shall give a written demand for arbitration to the other party by registered or certified mail. The demand shall set forth a statement of the nature of the dispute, the amount involved and the remedies sought. No later than twenty (20) calendar days after the demand for arbitration is served, the parties shall jointly select and appoint a retired judge of the Maricopa County Superior Court to act as the arbitrator. In the event the parties do not agree on the selection of an arbitrator, the party seeking arbitration shall apply to the Maricopa County Superior Court for the appointment of a retired judge of that court to serve as arbitrator. No later than ten (10) calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for a hearing to commence on a mutually convenient date. The hearing shall commence no later than one hundred twenty (120) calendar days after the arbitrator is appointed and shall continue from day to day until completed. All discovery shall be completed no later than the commencement of the arbitration hearing or one hundred twenty (120) calendar days after the date that a proper demand for arbitration is served, whichever occurs earlier, unless upon a showing of good cause the arbitrator extends or shortens that period. The arbitrator shall issue his or her award in writing no later than twenty (20) calendar days after the conclusion of the hearing. The arbitration award shall be final and binding regardless of whether one of the parties fails or refuses to participate in the arbitration. The arbitrator is empowered to hear all disputes between the parties concerning the subject matter hereof, and the arbitrator may award monetary damages, specific performance, injunctive relief, rescission, restitution, costs and attorneys' fees. The results of such arbitration shall be conclusive and binding.

     17.11 ATTORNEYS' FEES. In any dispute between the Members, whether or not resulting in litigation, the party substantially prevailing shall be entitled to recover from the other party all reasonable costs, including, without limitation, reasonable attorneys' fees.

     17.12 LEGAL REPRESENTATION. This Agreement was prepared by Miller, Boyko and Bell, counsel to the Company. Miller, Boyko and Bell is also counsel to Legacy and certain of the Legacy Affiliates. Any Manager may execute on behalf of the Company and the Members any consent to the representation of the Company that Miller, Boyko and Bell may request pursuant to the California Rules of Professional Conduct or similar rules in any other jurisdiction ("Rules"). CV hereby acknowledges that Miller, Boyko and Bell does not represent it in connection with this Agreement and further acknowledges that it has consulted with its own independent legal counsel concerning their rights, duties and obligations under this Agreement. CV further acknowledges that it has not relied upon Miller, Boyko and Bell to represent it in connection with this Agreement and that Miller, Boyko and Bell shall owe no duties directly to CV. In the event any dispute or controversy arises between CV and the Company, Miller, Boyko and Bell may represent either the Company or Legacy (or any Legacy Affiliates), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation.

     17.13 NO WAIVER. The failure of a Member to insist on the strict performance of any covenant or duty required by this Agreement or to pursue any remedy under the Agreement, shall not constitute a waiver of the breach or the remedy.

     17.14 REMEDIES CUMULATIVE. The remedies of the Members under this Agreement are cumulative and shall not exclude any other remedies to which the Member may be lawfully entitled.

     17.15 EXHIBITS. This Agreement includes Exhibits "A" through "F," inclusive, which are attached hereto and incorporated herein by reference.
To the extent any of such Exhibits are not attached hereto as of the date hereof, such Exhibits shall be subsequently prepared by the Member designated thereon and the form and content thereof shall be subject to the approval by the Majority Interest of the Members. Without limiting the foregoing, the Members acknowledge and agree that, as of the date hereof, the final form of the Management Agreement has not been approved by the Majority Interest of the Members and Starship Management. Notwithstanding the foregoing, the Members desire to enter into and execute this Agreement and all exhibits attached hereto (other than the Management Agreement) as of the date hereof and to finalize and enter into the Management Agreement subsequent to the date hereof provided, however, the final form of the Management Agreement shall be subject to the approval by the Majority Interest of the Members.

Following the approval of any such Exhibit by the Majority Interest of the Members pursuant hereto, the Managers are hereby authorized to attach such Exhibit to this Agreement and such Exhibit shall thereafter become a part of this Agreement as if the same were attached hereto as of the date of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Operating Agreement as of the day and year first set forth above.

                                 CV:

                                    CANYON VENTURES, LLC,
                                    an Arizona limited liability company


                                    By
                                       ----------------------------------------
                                       Charles T. Mace, Sr., Manager and Member


                                    By
                                       ----------------------------------------
                                        S. Michael Finney, Manager and Member

                                 LEGACY:

                                    EXCEL LEGACY CORPORATION,
                                    a Delaware corporation

                                    By
                                       ----------------------------------------

                                    Title
                                          -------------------------------------


                                    By
                                       ----------------------------------------

                                    Title
                                          -------------------------------------

                                  EXHIBIT "A"

                    LEGAL DESCRIPTION OF THE LEASED PREMISES

                                  EXHIBIT "B"

                       ASSIGNMENT OF DEVELOPMENT PROPERTY

     THIS ASSIGNMENT OF DEVELOPMENT PROPERTY ("Assignment"), is executed as of the 8th day of October, 1998, by and between CANYON VENTURES, LLC, an Arizona limited liability company ("CV"), CHARLES T. MACE, SR., an individual ("Mace"), and S. MICHAEL FINNEY, an individual ("Finney"), on the one part (collectively "Assignor"), and GRAND TUSAYAN, LLC, a Delaware limited liability company, on the other part ("Assignee"), and is based upon the following facts:

                                    RECITALS

     A. CV is a member of Assignee. Mace and Finney are Members of CV. Assignee was formed pursuant to that certain Operating Agreement of Grand Tusayan, LLC, a Delaware limited liability company, dated as of October 8, 1998 ("Operating Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Operating Agreement.

     B. Pursuant to Section 3.1(a) of the Operating Agreement, Assignor is required to execute and deliver to Assignee this Assignment concurrently with the execution of the Operating Agreement by Assignor.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1. ASSIGNMENT. Assignor hereby unconditionally assigns, transfers and delivers to Assignee all of Assignor's right, title and interest in and to all items constituting the Development Property, free and clear of any and all liens, liabilities and encumbrances, and Assignee hereby accepts such assignment.

     2. DELIVERIES. Concurrently with the execution of this Assignment by Assignor, Assignor hereby agrees to and shall deliver to Assignee originals and copies of all documents, agreements, instruments, maps, surveys, reports, studies and other items constituting the Development Property, together with all amendments, substitutions and replacements thereof.

     3. FURTHER ASSURANCES. Assignor, upon the request of the Company, agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary or expedient to carry out the provisions of this Assignment.

     4. GOVERNING LAW. Notwithstanding the place where this Assignment may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware.

     5. ATTORNEYS' FEES. In any dispute between Assignor and Assignee, whether or not resulting in litigation, the party substantially prevailing shall be entitled to recover from the other party all reasonable costs, including, without limitation, reasonable attorneys' fees.

     6. SUCCESSORS AND ASSIGNS. The terms and provisions of this Assignment shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Assignor and Assignee.

                           ASSIGNOR:

                               CV:

                                    CANYON VENTURES, LLC,
                                    an Arizona limited liability company


                                    By
                                       ----------------------------------------
                                       Charles T. Mace, Sr., Manager and Member


                                    By
                                       ----------------------------------------
                                         S. Michael Finney, Manager and Member

                               MACE:


                                       ----------------------------------------
                                       Charles T. Mace, Sr.


                               FINNEY:


                                       ----------------------------------------
                                       S. Michael Finney


                           ASSIGNEE:

                               GRAND TUSAYAN, LLC
                               a Delaware limited liability company


                               By
                                  --------------------------------------------
                                          Manager

                                  EXHIBIT "C"

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Excel Legacy Corporation
16955 Via Del Campo, Suite 110
San Diego, California  92127



-------------------------------------------------------------------------------

                         ASSIGNMENT OF LEASE AGREEMENT
                   Tusayan, South Rim, Grand Canyon, Arizona

     THIS ASSIGNMENT OF LEASE AGREEMENT ("Assignment") is executed this 8th day of October, 1998, is made by and between EXCEL Legacy CORPORATION, a Delaware corporation ("Assignor") and GRAND TUSAYAN, LLC, a Delaware limited liability company ("Assignee"), both of whom shall sometimes collectively be referred to herein as the "parties," with reference to the facts set forth below.

                                    RECITALS

     A. Red Feather Properties Limited Partnership, an Arizona limited partnership, as the lessor, and ERT Development Corporation, as the lessee, are parties to that certain Lease Agreement, dated November 4, 1997, as amended ("Lease"), with respect to that certain real property and improvements thereon located in Coconino County, Arizona, the legal description of which is set forth on Exhibit "A," attached hereto and incorporated herein by reference (the "Property"). ERT Development Corporation, a Delaware corporation, previously assigned all of its right, title and interest in and to the Lease to Assignor pursuant to that certain Assignment of Ground Lease, dated March 12, 1998, and recorded on March 30, 1998, as Instrument No. 98-09565, Official Records of Coconino County, Arizona.

     B. Assignee was formed pursuant to that certain Operating Agreement of Grand Tusayan, LLC, a Delaware limited liability company, dated October 8, 1998, as amended ("Operating Agreement"). Assignor is a member of Assignee.

     C. As a part of Assignor's original capital contribution to Assignee, pursuant to the Operating Agreement, Assignor is required to assign, transfer and convey to Assignee all of Assignor's right, title and interest in and to the Lease.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

     1. ASSIGNMENT OF LEASE. Assignor hereby assigns and transfer to Assignee, without representation or warranty, all of its right, title and interest in and to the Lease and tenancy in existence with respect to the Property, together with all of Assignor's right, title and interest in and to all deposits, prepayments and similar amounts paid by ERT Development Corporation and/or Assignor pursuant to the Lease.

     2. ACCEPTANCE OF ASSIGNMENT. Assignee hereby accepts the assignment of the Lease and agrees to assume all Assignor's obligations under the Lease accruing from and after the date of this Assignment.

     3. INDEMNIFICATION BY ASSIGNOR. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, demands, liabilities, causes of action, losses, damages, costs, fees and expenses (including, without limitation, reasonable attorneys' fees), arising out of or relating to the breach by Assignor of any of the duties, liabilities and obligations of Assignor pursuant to the Lease, which duties, liabilities and obligations arise or accrue prior to the date of this Agreement.

     4. INDEMNIFICATION BY ASSIGNEE. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, demands, liabilities, causes of action, losses, damages, costs, fees and expenses (including, without limitation, reasonable attorneys' fees), arising out of or relating to the breach by Assignee of any of the duties, liabilities and obligations of Assignee (in its capacity as Lessee under the Lease), pursuant to the Lease, which duties, liabilities and obligations accrue subsequent to the date of this Agreement.

     5. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

     6. GOVERNING LAW. This Assignment shall be construed under and enforced in accordance with the laws of the State of Delaware.

     7. COUNTERPARTS. This Assignment may be executed in several counterparts, all of which shall constitute one agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatories to the original or same counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date set forth above.

                                   ASSIGNOR:

                                        EXCEL Legacy CORPORATION,
                                        a Delaware corporation


                                        By
                                           -----------------------------------

                                        Title
                                              --------------------------------

                                   ASSIGNEE:

                                        GRAND TUSAYAN, LLC, a Delaware
                                        limited liability company


                                        By
                                           -----------------------------------

                                        Title
                                              --------------------------------

THE FOREGOING ASSIGNMENT OF LEASE AGREEMENT IS ACCEPTED AND APPROVED THIS 8TH DAY OF OCTOBER, 1998. EDV AND LEGACY ARE HEREBY RELEASED AND DISCHARGED FROM ANY AND ALL LIABILITIES OR OBLIGATIONS THAT ARISE OR ACCRUE UNDER THE LEASE SUBSEQUENT TO THE EFFECTIVE DATE OF THIS ASSIGNMENT.

RED FEATHER PROPERTIES LIMITED PARTNERSHIP, an Arizona limited partnership

By:  RED FEATHER, INC., an Arizona
     corporation, General Partner


     By
        --------------------------------
            Pamela Hoffman, President

STATE OF                                )
                                        )     ss.
COUNTY OF                               )

     On __________________, 1998, before me, _____________________________, the undersigned Notary Public in and for the said County and State, personally appeared Charles T. Mace, Sr., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                              --------------------------------
                                              (Signature)


                                                            (Seal)



STATE OF                                )
                                        )     ss.
COUNTY OF                               )

     On __________________, 1998, before me, _____________________________, the undersigned Notary Public in and for the said County and State, personally appeared S. Michael Finney, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                              --------------------------------
                                              (Signature)


                                                            (Seal)

STATE OF                                )
                                        )     ss.
COUNTY OF                               )

     On __________________, 1998, before me, _____________________________, the undersigned Notary Public in and for the said County and State, personally appeared ______________ ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                              --------------------------------
                                              (Signature)


                                                          (Seal)




STATE OF                                )
                                        )     ss.
COUNTY OF                               )

     On __________________, 1998, before me, _____________________________, the undersigned Notary Public in and for the said County and State, personally appeared ______________ ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                              --------------------------------
                                              (Signature)


                                                            (Seal)

                                  EXHIBIT "A"
                        TO ASSIGNMENT OF LEASE AGREEMENT

                    LEGAL DESCRIPTION OF THE LEASED PREMISES

                                  EXHIBIT "D"

                          DEVELOPMENT PLAN AND BUDGET

                             [To be prepared by CV]

                                  EXHIBIT "E"

                           OPERATING PLAN AND BUDGET

                             [To be prepared by CV]

                                  EXHIBIT "F"

                              MANAGEMENT AGREEMENT

                                [To be attached]

                                  SCHEDULE "1"

                          NAMES, CAPITAL CONTRIBUTIONS
                 PERCENTAGE INTERESTS AND ADDRESSES OF MEMBERS

Members              Original Capital Contribution         Percentage Interests
-------              -----------------------------         --------------------
CV                   $  350,000.00                         35%

Legacy               $2,000,910.00                         65%
                     together with all Formation Costs


ADDRESSES:

CV
325 East Southern Avenue, Suite 115
Tempe, Arizona  85282
Telephone:  (602) 929-9700
Fax:  (602) 967-1208

LEGACY
16955 Via Del Campo, Suite 110
San Diego, California  92127
Telephone:  (619) 485-9400
Fax:  (619) 485-8530

                               FIRST AMENDMENT TO
                             OPERATING AGREEMENT OF
                              GRAND TUSAYAN, LLC,
                      a Delaware Limited Liability Company

     THIS FIRST AMENDMENT TO OPERATING AGREEMENT OF GRAND TUSAYAN, LLC, a Delaware limited liability company ("First Amendment"), is entered into this 20th day of October, 1998, by and between CANYON VENTURES, LLC, an Arizona limited liability company ("CV"), and EXCEL LEGACY CORPORATION, a Delaware corporation ("Legacy"), and constitutes an amendment to that certain Operating Agreement of Grand Tusayan, LLC, a Delaware limited liability company, dated October 8, 1998 ("Operating Agreement"). Capitalized terms used in this First Amendment without definition shall have the meanings ascribed to such terms in the Operating Agreement.

     1. Section 9.2.17 of the Operating Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                     9.2.17  During the Development Stage, cause
            the Company to incur any expenditures other than those expressly authorized within the Development Plan and Budget. Notwithstanding the foregoing, the Managers may exceed the line item amount allocable to any such expenditure as set forth in the Development Plan and Budget without the approval by the Majority Interest of the Members, provided the following conditions are satisfied: (a) such expenditure does not exceed the applicable line item by more than two percent (2%); (b) the Managers have recognized cost savings in other categories of the Development Plan and Budget of equal or greater amounts thereby resulting in no net overall increase in the Development Plan and Budget; and (c) any such expenditure or cost savings which results in a change in the Development Plan and Budget will require the approval by the Majority Interest of the Members pursuant to this Section 9.2.

                     During the Operations Stage, cause the Company
            to incur any expenditures other than those expressly authorized within the Operating Plan and Budget. Notwithstanding the foregoing, the Managers may exceed the line item amount allocable to any such expenditure as set forth in the Operating Plan and Budget without the approval by the Majority Interest of the Members under the following circumstances: (A) with respect to the overnight accommodations of the Hotel, the excess expenditure is properly characterized as a variable expense pursuant to the Operating Plan and Budget, and such excess expenditure is necessary directly as a result of: (i) an increase in the occupancy level of the Hotel; and/or (ii) an increase in the average daily rate of the rooms in the Hotel, in either case in excess of the levels set forth in the Operating Plan and Budget; provided, however, such excess expenditure, when combined with all other excess expenditures during the applicable time period, do not result in a decrease in the projected net profit (EBIDTA) for the Hotel as set forth in the Operating Plan and Budget; or (B) with respect to the food and beverage and/or retail operations of the Hotel, the excess expenditure is properly characterized as a variable expense pursuant to the Operating Plan and Budget, and such excess expenditure is necessary directly as a result of: (i) an increase in the occupancy level of the Hotel; and/or
            (ii) an increase in the banquets and other special events held at the Hotel, in either case in excess of the levels set forth in the Operating Plan and Budget; provided, however, such excess expenditure, when combined with all other excess expenditures during the applicable time period, do not result in a decrease in the projected net profit (EBIDTA) for the Hotel as set forth in the Operating Plan and Budget.

     2. All references to the "Agreement" in the Operating Agreement shall mean the Operating Agreement, as amended by this First Amendment.

     3. Except as otherwise set forth in this First Amendment, all other terms and conditions of the Operating Agreement shall remain in full force and effect.

     4. This First Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

                               CV:

                                    CANYON VENTURES, LLC,
                                    an Arizona limited liability company


                                    By
                                       ----------------------------------------
                                       Charles T. Mace, Sr., Manager and Member


                                    By
                                       ----------------------------------------
                                         S. Michael Finney, Manager and Member


                               LEGACY:

                                    EXCEL LEGACY CORPORATION,
                                    a Delaware corporation


                                    By
                                       ----------------------------------------

                                    Title
                                          -------------------------------------


                                    By
                                       ----------------------------------------

                                    Title
                                          -------------------------------------


                                      -2-